                                                                    EXHIBIT 99.2


                           LOAN AND SECURITY AGREEMENT


                                  by and among


                    CONGRESS FINANCIAL CORPORATION (CENTRAL),
                                    as Agent,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Documentation Agent

           THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
                                   as Lenders,


                                       and


                           CHAMPION HOME BUILDERS CO.,
                                   as Borrower








                             Dated: January 17, 2003

                                TABLE OF CONTENTS


                                                                                                               PAGE

SECTION 1.        DEFINITIONS.....................................................................................1


SECTION 2.        CREDIT FACILITIES..............................................................................26

         2.1      Revolving Loans................................................................................26
         2.2      Letter of Credit Accommodations................................................................27
         2.3      [INTENTIONALLY OMITTED]........................................................................30
         2.4      Commitments....................................................................................30

SECTION 3.        INTEREST AND FEES..............................................................................30

         3.1      Interest.......................................................................................30
         3.2      Other Fees.....................................................................................32
         3.3      Changes in Laws and Increased Costs of Loans...................................................32

SECTION 4.        CONDITIONS PRECEDENT...........................................................................35

         4.1      Conditions Precedent to Initial Loans and Letter of Credit Accommodations......................35
         4.2      Conditions Precedent to All Loans and Letter of Credit Accommodations..........................37

SECTION 5.        GRANT AND PERFECTION OF SECURITY INTEREST......................................................38

         5.1      Grant of Security Interest.....................................................................38
         5.2      Perfection of Security Interests...............................................................39

SECTION 6.        COLLECTION AND ADMINISTRATION..................................................................43

         6.1      Loan Accounts..................................................................................43
         6.2      Statements.....................................................................................43
         6.3      Collection of Accounts.........................................................................44
         6.4      Payments.......................................................................................45
         6.5      Authorization to Make Loans....................................................................46
         6.6      Use of Proceeds................................................................................46
         6.7      Pro Rata Treatment.............................................................................47
         6.8      Sharing of Payments, Etc.......................................................................47
         6.9      Settlement Procedures..........................................................................48

SECTION 7.        COLLATERAL REPORTING AND COLLATERAL COVENANTS..................................................50

         7.1      Collateral Reporting...........................................................................50
         7.2      Accounts Covenants.............................................................................51





         7.3      Inventory Covenants............................................................................52
         7.4      Equipment and Real Property Covenants..........................................................53
         7.5      Power of Attorney..............................................................................54
         7.6      Right to Cure..................................................................................55
         7.7      Access to Premises.............................................................................55

SECTION 8.        REPRESENTATIONS AND WARRANTIES.................................................................55

         8.1      Corporate Existence; Power and Authority.......................................................55
         8.2      Name; State of Organization; Chief Executive Office; Collateral Locations......................56
         8.3      Financial Statements; No Material Adverse Change...............................................57
         8.4      Priority of Liens; Title to Properties.........................................................57
         8.5      Tax Returns....................................................................................57
         8.6      Litigation.....................................................................................58
         8.7      Compliance with Other Agreements and Applicable Laws...........................................58
         8.8      Environmental Compliance.......................................................................58
         8.9      Employee Benefits..............................................................................59
         8.10     Bank Accounts..................................................................................59
         8.11     Intellectual Property..........................................................................60
         8.12     Subsidiaries; Affiliates; Capitalization; Solvency.............................................61
         8.13     Labor Disputes.................................................................................61
         8.14     Restrictions on Restricted Subsidiaries........................................................61
         8.15     Material Contracts.............................................................................62
         8.16     Payable Practices..............................................................................62
         8.17     Accuracy and Completeness of Information.......................................................62
         8.18     Survival of Warranties; Cumulative.............................................................62

SECTION 9.        AFFIRMATIVE AND NEGATIVE COVENANTS.............................................................63

         9.1      Maintenance of Existence.......................................................................63
         9.2      New Collateral Locations.......................................................................63
         9.3      Compliance with Laws, Regulations, Etc.........................................................63
         9.4      Payment of Taxes and Claims....................................................................64
         9.5      Insurance......................................................................................65
         9.6      Financial Statements and Other Information.....................................................65
         9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc........................................67
         9.8      Encumbrances...................................................................................68
         9.9      Indebtedness...................................................................................70
         9.10     Loans, Investments, Etc........................................................................72
         9.11     Dividends and Redemptions......................................................................75
         9.12     Transactions with Affiliates...................................................................75
         9.13     Compliance with ERISA..........................................................................75
         9.14     End of Fiscal Years: Fiscal Quarters...........................................................76
         9.15     Change in Business.............................................................................76
         9.16     Limitation on Restrictions Affecting Subsidiaries..............................................76





         9.17     EBITDA.........................................................................................76
         9.18     Fixed Charge Coverage Ratio....................................................................77
         9.19     Excess Availability............................................................................77
         9.20     License Agreements.............................................................................77
         9.21     After Acquired Real Property...................................................................78
         9.22     Costs and Expenses.............................................................................79
         9.23     Intercompany Indebtedness......................................................................79
         9.24     Further Assurances.............................................................................79
         9.25     Deposit Accounts...............................................................................80

SECTION 10.       EVENTS OF DEFAULT AND REMEDIES.................................................................80

         10.1     Events of Default..............................................................................80
         10.2     Remedies.......................................................................................82

SECTION 11.       JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW...................................85

         11.1     Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver..........................85
         11.2     Waiver of Notices..............................................................................87
         11.3     Amendments and Waivers.........................................................................87
         11.4     Waiver of Counterclaims........................................................................88
         11.5     Indemnification................................................................................89

SECTION 12.       THE AGENT......................................................................................89

         12.1     Appointment, Powers and Immunities.............................................................89
         12.2     Reliance by Agent..............................................................................90
         12.3     Events of Default..............................................................................90
         12.4     Congress in its Individual Capacity............................................................90
         12.5     Indemnification................................................................................91
         12.6     Non-Reliance on Agent and Other Lenders........................................................91
         12.7     Failure to Act.................................................................................91
         12.8     Additional Loans...............................................................................92
         12.9     Concerning the Collateral and the Related Financing Agreements.................................92
         12.10    Field Audit, Examination Reports and other Information; Disclaimer by Lenders..................92
         12.11    Collateral Matters.............................................................................93
         12.12    Agency for Perfection..........................................................................94
         12.13    Successor Agent................................................................................95
         12.14    Documentation Agent............................................................................95

SECTION 13.       TERM OF AGREEMENT; MISCELLANEOUS...............................................................95

         13.1     Term...........................................................................................95
         13.2     Interpretative Provisions......................................................................97




         13.3     Notices........................................................................................99
         13.4     Partial Invalidity.............................................................................99
         13.5     Successors....................................................................................100
         13.6     Assignments; Participations...................................................................100
         13.7     Counterparts, Etc.............................................................................103


                                    INDEX TO
                             EXHIBITS AND SCHEDULES


Exhibit A             Assignment and Acceptance
Exhibit B             Information Certificate
Exhibit C             Compliance Certificate
Exhibit D             Borrowing Base Certificate
Schedule 2            Loan Commitments
Schedule 3            Mortgages
Schedule 4            Restricted Subsidiaries
Schedule 9.7(b)       Permitted Real Property Sales

                           LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement dated January 17, 2003 is entered into by and among Champion Home Builders Co., a Michigan corporation ("Borrower"), the financial institutions from time to time parties hereto as lenders ("Lenders"), and Congress Financial Corporation (Central), an Illinois corporation, in its capacity as agent for Lenders (in such capacity, "Agent").

                              W I T N E S S E T H:

         WHEREAS, Borrower and the Restricted Subsidiaries have requested that Agent and Lenders enter into financing arrangements with Borrower pursuant to which Agent and Lenders may make loans and provide other financial accommodations to Borrower; and

         WHEREAS, each Lender is willing to make such loans (severally and not jointly) and provide such financial accommodations on a pro rata basis according to its Commitments (as defined below) on the terms and conditions set forth herein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

                  "Accounts" shall mean all present and future rights of Borrower and the Restricted Subsidiaries to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

                  "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one percent (1%)) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted

Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds twenty percent (20%) or more of any class of Voting Stock of such Person or other equity interests in such Person,
(b) any Person of which such Person beneficially owns or holds twenty percent (20%) or more of any class of Voting Stock or in which such Person beneficially owns or holds twenty percent (20%) or more of the equity interests and (c) any director or executive officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

                  "Agent" shall mean Congress Financial Corporation (Central), in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

                  "Agent Payment Account" shall mean account no. 5000000030266 of Agent at First Union National Bank, N.A., Charlotte, North Carolina, ABA#:
053000219 or such other account of Agent as Agent may from time to time designate to Borrower as the Agent Payment Account for purposes of this Agreement.

                  "Applicable Margin" shall mean, at any time, as to the Interest Rate for Prime Rate Loans, Eurodollar Rate Loans and Letter of Credit Accommodations, the applicable row of percentages set forth below if the Gross Excess Availability as of the last Business Day of the immediately preceding fiscal month is at or within the amounts indicated for such row:


Gross Excess Availability             Applicable Margin         Applicable Margin
                                          for Prime               for Eurodollar          Letter of Credit
                                          Rate Loans                Rate Loans             Accommodations
(a)  $70,000,000 or more                  0.00%                      2.50%                   2.50%
(b)  Greater than or equal to             0.25%                      3.00%                   3.00%
     $35,000,000 and less than
     $70,000,000
(c)  Less than $35,000,000                0.50%                      3.50%                   3.50%


provided, that, the Applicable Margin shall be calculated and established on the first Business Day following the end of each fiscal month in accordance with the definition of "Interest Rate," commencing with the first Business Day of June, 2003.

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with the provisions of
Section 13.6 hereof.

                  "Blocked Accounts" shall have the meaning set forth in Section
6.3 hereof.

                  "Borrower Indenture" shall mean the Indenture dated as of April 22, 2002 among Parent, Borrower, certain affiliates of Borrower and Bank One Trust Company, N.A., as Trustee, which indenture relates to Borrower's
11 1/4% Senior Notes Due 2007, as such indenture may be amended from time to time.

                  "Borrowing Base" shall mean, at any time, the amount equal to:
(a) eighty-five percent (85%) of the Net Amount of Eligible Accounts, plus (b) the lesser of: (i) the sum of (A) fifty-five percent (55%) of the Value of Eligible Inventory consisting of finished goods plus (B) twenty-five percent (25%) of the Value of Eligible Inventory consisting of raw materials for such finished goods; provided that the maximum amount of Revolving Loans available in respect of Eligible Inventory (1) consisting of used homes shall not exceed $1,500,000 and (2) consisting of Inventory located at Borrower's or any Restricted Subsidiary's retail store locations shall not exceed $20,000,000,
(ii) eighty-five percent (85%) of the appraised net orderly liquidation value of the Inventory, or (iii) $35,000,000, plus (c) the Fixed Asset Amount, plus (d) the amount of cash and Cash Equivalents in the Restricted Wachovia Account, less
(e) any Reserves. For purposes only of applying the sublimit on Revolving Loans based on Eligible Inventory set forth in clause (b)(ii) above, Agent may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Agent is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit. The advance rates set forth in clause (b) above are subject to results satisfactory to Agent of any net orderly liquidation value appraisal, conducted pursuant to Section 7.3 hereof, of the Inventory.

                  "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit D hereto, as such form may be modified by Agent from time to time, which is duly completed (including all schedules thereto) in a manner acceptable to Agent and executed by an appropriate financial officer of the Borrower.

                  "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which Agent and the Reference Bank are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

                  "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

                  "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

                  "Cash Equivalents" shall mean, at any time, (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper having the highest rating obtainable from Moody's or one of the two highest ratings from S&P with maturities of not more than six months from the date of acquisition; and (f) securities issued by any fund with total assets in excess of $500 million that invests at least 85% of its assets in investments of the types described in clauses (a) through (e) above.

                   "Change of Control" shall mean (a) a "Change of Control" as defined in the Borrower Indenture in effect as of the date hereof shall have occurred; (b) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Borrower to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (c) the liquidation or dissolution of Borrower or the adoption of a plan by the stockholders of Borrower relating to the dissolution or liquidation of Borrower; (d) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for Parent, of beneficial ownership, directly or indirectly, of fifty percent (50%) or more of the voting power of the total outstanding Voting Stock of Borrower or the Board of Directors of Borrower; (e) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors who have been appointed by Parent, or whose nomination for election by the stockholders of Borrower, as the case may be, was approved by a vote of at least sixty-six and two-thirds percent (66 2/3%) of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower then still in office; or (f) the failure of Parent to own less than one hundred percent (100%) of the voting power of the total outstanding Voting Stock of Borrower.

                  "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

                  "Collateral" shall have the meaning set forth in Section 5.1 hereof.

                  "Collateral Access Agreement" shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, from any lessor of premises to Borrower or any Restricted Subsidiary, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Agent in such Collateral, agrees to waive or subordinate any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Agent's rights and remedies and otherwise deal with such Collateral and, in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Agent and agrees to follow all instructions of Agent with respect thereto.

                  "Collateral Agreements" shall mean, collectively, this Agreement, the Mortgages, the Fee Letter, the Contribution, Incentive and Offset Agreement, the Covenant Compliance and Indemnity Agreement, all guarantees, security agreements and all similar agreements entered into guarantying payment of, or granting a lien upon property as security for payment of, the Obligations.

                  "Commitments" shall mean, as to any Lender, the aggregate of such Lender's Revolving Loan Commitment, as set forth next to such Lender's name on Schedule 2 hereto or Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.6 hereof, as such Commitments may be adjusted, if at all, in accordance with this Agreement.

                  "Congress" shall mean Congress Financial Corporation (Central), an Illinois corporation, in its individual capacity, and its successors and assigns.

                  "Contribution, Incentive and Offset Agreement" shall mean the Contribution, Incentive and Offset Agreement, dated as of the date hereof, among Agent, Borrower, Parent and the Contributing Entities (as defined therein).

                  "Covenant Compliance and Indemnity Agreement" shall mean the Covenant Compliance and Indemnity Agreement, dated as of the date hereof, between Agent and Parent.

                  "Credit Facilities" shall mean the Loans and Letter of Credit Accommodations provided to or for the benefit of Borrower pursuant to Sections 2.1, 2.2 and 2.3 hereof.

                  "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

                  "Defaulting Lender" shall have the meaning set forth in
Section 6.9 hereof.

                  "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, Borrower or any Restricted Subsidiary and any bank at which any deposit account of Borrower or such Restricted Subsidiary is at any time maintained which provides that during the existence of a Trigger Event such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by Borrower or such Restricted Subsidiary and such other terms and conditions as Agent may require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Agent, that the bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, on a daily basis during the existence of a Trigger Event to the Agent Payment Account all funds received or deposited into the Blocked Accounts.

                  "Disbursement Account" shall mean account no. 1076118940 of Borrower at Comerica Bank, ABA# 072000096 or such other account of Borrower as Borrower may from time to time designate to Agent in writing as the Disbursement Account for purposes of this Agreement.

                  "EBITDA" shall mean, with respect to Parent and its Subsidiaries on a consolidated basis for any fiscal period, (a) consolidated net income for such period plus (b) an amount which, in the determination of such consolidated net income has been deducted for (i) Interest Expense, accretion of original issue discount, amortization of debt issuance costs and any other fees and costs under any Financing Agreement, (ii) depreciation and amortization,
(iii) provisions for federal, state, local and foreign taxes based on income or profits, (iv) non-cash restructuring and closing costs associated with the closure of facilities and operations and non-cash operating losses of such closed facilities and operations in the month of and subsequent to their closure, (v) extraordinary non-cash losses and non-cash impairment charges, including goodwill impairment charges; minus (c) an amount which, in the determination of such consolidated net income has been included for extraordinary gains and gains associated with the purchase and retirement of securities subject to the Indentures, all calculated in accordance with GAAP.

                  "Eligible Accounts" shall mean Accounts created by Borrower or any Restricted Subsidiary which are and continue to be reasonably acceptable to Agent based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

                  (a) such Accounts arise from the actual and bona fide sale and delivery of goods by Borrower or any Restricted Subsidiary or rendition of services by Borrower or such Restricted Subsidiary in the ordinary course of its business which transactions are completed in accordance with the material terms and provisions contained in any documents related thereto;

                  (b) such Accounts are not unpaid more than (A) the thirtieth
(30th) day after the original due date and (B) the sixtieth (60th) day after the date of the original invoice for them;

                  (c) such Accounts comply with the terms and conditions contained in Section 7.2(b) of this Agreement;

                  (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

                  (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Agent's request, Borrower or such Restricted Subsidiary shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Agent to perfect the security interests of Agent in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Agent may request to enable Agent as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Agent's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the account debtor has delivered to Borrower or such Restricted Subsidiary an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent's agent and Borrower has complied with or caused the applicable Restricted Subsidiary to comply with the terms of Section 5.2(f) hereof with respect to the assignment of the proceeds of such letter of credit to Agent or naming Agent as transferee beneficiary thereunder, as Agent may specify, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Agent, or (iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine);

                  (f) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon Borrower's or such Restricted Subsidiary's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Borrower shall have received an agreement in writing from the account debtor, in form and substance reasonably satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice and Borrower shall have provided to Agent, at the request of Agent, a copy of such agreement;

                  (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment (except for any applicable and customary discounts for prompt payment) against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower or such Restricted Subsidiary to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

                  (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder (provided that the portion of such Accounts not otherwise impaired or reduced may be deemed Eligible Accounts);

                  (i) such Accounts are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

                  (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of Borrower;

                  (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Agent's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner reasonably satisfactory to Agent;

                  (l) there are no proceedings or actions known to Borrower or any Restricted Subsidiary which are threatened or pending against the account debtors with respect to such Accounts which could reasonably be expected to result in any material adverse change in any such account debtor's financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

                  (m) such Accounts are not evidenced by or arising under any instrument or chattel paper;

                  (n) such Accounts of (i) a single account debtor or its affiliates (other than Associated Dealers, Inc. or its affiliates) do not constitute more than five percent (5%) of all otherwise Eligible Accounts and
(ii) such Accounts of Associated Dealers, Inc. and its affiliates do not constitute more than ten percent (10%) of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such applicable percentage may be deemed Eligible Accounts);

                  (o) such Accounts are not owed by an account debtor who has Accounts unpaid more than (i) sixty (60) days after the original invoice date for them or (ii) thirty (30) days after the original due date for them in either case, which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

                  (p) the account debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit Borrower or such Restricted Subsidiary to seek judicial enforcement in such State of payment of such Account, unless Borrower or such Restricted Subsidiary has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

                  (q) such Accounts are owed by account debtors whose total indebtedness to Borrower or any Restricted Subsidiary does not exceed the credit limit with respect to such account debtors as determined by Borrower or such Restricted Subsidiary from time to time in the ordinary course of business consistent with its current practices as of the date hereof and as is reasonably acceptable to Agent (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

                  (r) such Accounts are owed by account debtors deemed creditworthy at all times by Agent in good faith.

The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Agent. The fact that an Account may be subject to a Volume Rebate or Repurchase Obligation shall not result in such Account being deemed ineligible, in whole or in part, for purposes of the definition of Eligible Accounts. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

                  "Eligible Equipment" shall mean Equipment in which Agent has been granted a first priority perfected security interest and relating to which Agent has received, in form, scope and methodology acceptable to Agent, written appraisals meeting the requirements set forth in Section 7.4(a).

                  "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower or any Restricted Subsidiary and raw materials for such finished goods, in each case which are reasonably acceptable to Agent based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) components which are not part of finished goods and are not otherwise considered raw materials; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in Borrower's or such Restricted Subsidiary's business; (f) Inventory at premises other than those owned and controlled by Borrower or such Restricted Subsidiary, except any Inventory which would otherwise be deemed Eligible Inventory that is not located at premises owned and operated by Borrower or such Restricted Subsidiary may nevertheless be considered Eligible Inventory: (i) as to locations which are leased by Borrower or such Restricted Subsidiary if Agent shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor or if Agent shall not have received such Collateral Access Agreement (or Agent shall determine to accept a Collateral Access Agreement which does not include all required provisions or provisions in the form otherwise required by Agent), Agent may, at its option, nevertheless consider Inventory at such location to be Eligible Inventory to the extent Agent shall have established such Reserves in respect of amounts at any time payable by Borrower or such Restricted Subsidiary to the owner and lessor thereof as Agent shall reasonably determine, and (ii) as to locations owned and operated by a third person, if Agent shall have received a Collateral Access Agreement from such owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator or if Agent shall not have received such Collateral Access Agreement (or Agent shall determine to accept a Collateral Access Agreement which does not include all required provisions or provisions in the form otherwise required by Agent), Agent may, at its option, nevertheless consider Inventory at such location to be Eligible Inventory to the extent Agent shall have established such Reserves in respect of amounts at any time payable by Borrower or such Restricted Subsidiary to the owner and operator thereof as Agent shall determine, and, in addition, as to locations owned and operated by a third person, Agent shall have received, if required by Agent: (A) UCC-1 and PPSA financing statements between the owner and operator, as consignee or bailee and Borrower or such Restricted Subsidiary, as consignor or bailor, in form and substance satisfactory to Agent, which are duly assigned to Agent and (B) a written notice to any lender to the owner and operator of the first priority security interest in such Inventory of Agent; (g) Inventory subject to a security interest or lien in favor of any person other than Agent except those permitted in this Agreement; (h) bill and hold goods;
(i) obsolete Inventory or Slow Moving Inventory; (j) Inventory which is not subject to the first priority, valid and perfected security interest of Agent;
(k) returned, damaged and/or defective Inventory; (l) Inventory held for sale on consignment (m) Inventory located at any locations of Borrower or any Restricted Subsidiary that is closed on the date hereof or has been closed for more than 30 days at the time of determination, (n) Inventory that is in transit other than between manufacturing and retail locations or (o) Inventory not located in the United States of America or Canada. The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

                  "Eligible Real Property" shall mean Real Property subject to a Mortgage pursuant to which Agent has been granted a valid security interest in such Real Property and relating to which Agent has received, in each case, in form and substance satisfactory to Agent (i) a valid and effective title policy meeting the requirements set forth in Section 4.1 (j), (ii) an environmental audit meeting the requirements set forth in Section 4.1(i) and (iii) written appraisals meeting the requirements set forth in Section 7.4(a).

                  "Eligible Transferee" shall mean (a) any Lender; (b) any Affiliate of a Lender and (c) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D under the Securities Act of 1933) approved by Agent; provided, that, neither Borrower nor any of its Affiliates shall qualify as an Eligible Transferee.

                  "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, regulations, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes, but is not limited to, (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

                  "Equipment" shall mean all of Borrower's and each Restricted Subsidiary's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

                  "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

                  "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

                  "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or
Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which Borrower or any of its Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; and (j) any other event or condition with respect to a Plan including any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of Borrower in excess of $10,000,000, other than employee benefit accruals for which contributions are made in the ordinary course of business and in accordance with the terms of the Plan or the funding requirements for such Plan under ERISA and the Code.

                  "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Agent) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

                  "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

                  "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

                  "Excess Availability" shall mean the amount, as reasonably determined by Agent, calculated at any time, equal to: (a) the lesser of: (i) the Borrowing Base and (ii) for all purposes other than the determination of the financial covenant contained in Section 9.19 hereof, the Revolving Loan Limit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrower which are more than sixty (60) days past due as of such time, plus (iii) the amount of checks issued by Borrower to pay trade payables and other obligations which are more than sixty
(60) days past due as of such time, but not yet sent (but without duplication of clause (b)(ii)).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

                  "Fee Letter" shall mean the letter agreement, dated January 17, 2003, by and between Borrower and Agent, as the same exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  "Financial Assets" shall mean mortgages, instruments, promissory notes, chattel paper, purchase-money obligations, installment sales contracts, rights to receive rent and other rights to payment of money, in each case owing to any Subsidiary of Borrower that is not a Restricted Subsidiary, or any interest in any of the foregoing, together in each case with any collections or other proceeds thereof, any and all lockboxes and collection or deposit accounts related thereto, and any and all collateral, guaranties, security agreements, mortgages, leases or other property or claims supporting or securing payment by any obligor thereon or providing for rights against property.

                  "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement.

                  "Fixed Asset Amount" shall mean, as of any date of determination, the amount, as reasonably determined by Agent, to be the lesser of (i) $10,000,000, (ii) 20% of the appraised fair market value of Eligible Real Property and Eligible Equipment and (iii) 25% of the net orderly liquidation value of Eligible Real Property and Eligible Equipment. In the event of any disposition, condemnation or casualty of Eligible Real Property or Eligible Equipment of Borrower or a Restricted Subsidiary pursuant to Section
9.7 hereof (or in the event of a receipt of any condemnation awards or casualty insurance proceeds in respect thereof), the value of which Eligible Real Property or Eligible Equipment has been included in the Fixed Asset Amount, the amounts calculated in clauses (ii) and (iii) of this definition shall be reduced on the date of such event to reflect the elimination of such Eligible Real Property or Eligible Equipment from the foregoing calculation of the fair market value of such Eligible Real Property or Eligible Equipment as shown on Agent's most recently received appraisals for such Eligible Real Property or Eligible Equipment and not at the amount of the proceeds received at any disposition, condemnation or casualty. In the event that the aggregate appraised fair market value of the Eligible Real Property and the net orderly liquidation value of the Eligible Equipment is determined to be less than $60,000,000 at any time, Agent shall establish a Reserve against the amount set forth in clause (i) of this definition in an amount equal to the amount by which such aggregate appraised fair market value is less than $60,000,000 until the difference between the Fixed Asset Amount and the Reserve described above equals $0. Borrower may, from time to time, add Eligible Real Property or Eligible Equipment for purposes of determining the Fixed Asset Amount.

                  "Fixed Charge Coverage Ratio" shall mean, with respect to Parent and its Subsidiaries on a consolidated basis for any fiscal period, the ratio of EBITDA to Fixed Charges.

                  "Fixed Charges" shall mean, with respect to Parent and its Subsidiaries on a consolidated basis for any fiscal period, without duplication,
(a) the aggregate of all Interest Expense for such period, plus (b) principal payments, lease payments, reimbursement obligations and redemption obligations paid in cash, whether paid or accrued, of Indebtedness which are scheduled to be paid during such period (excluding Repurchase Obligations, except cash losses associated therewith), plus (c) the cash portion of any capital expenditures determined in accordance with GAAP, made during such period (to the extent not already included in clause (b) above), plus (d) the cash portion of dividends paid by Parent during such period.

                  "Floor Plan Financing Lines" shall mean Indebtedness in the form of mortgage financings or purchase money obligations used solely to fund working capital or the acquisition of the same or similar property; provided, however, that such Indebtedness (i) is provided by a Person that is not an Affiliate of Borrower, (ii) is secured by otherwise unencumbered retail inventory, related property and equipment and the proceeds thereof of Borrower or any Restricted Subsidiary and (iii) which otherwise constitutes Non-Recourse Debt.

                  "Funding Bank" shall have the meaning set forth in Section 3.3(a).

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.18 and 9.19 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Agent prior to the date hereof.

                  "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Gross Excess Availability" shall mean (i) for purposes of the definition of Trigger Event, the sum of Verifiable Controlled Cash Balances and Excess Availability and (ii) for purposes of the definition of Applicable Margin, the sum of Verifiable Unrestricted Cash Balances and Excess Availability.

                  "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

                  "Hedging Obligations" shall mean obligations of any Person under any swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements and similar contractual agreements entered into for the purpose of protecting such Person against fluctuations in interest rates.

                  "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b)representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition;
(e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values and (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments.

                  "Indemnified Parties" shall have the meaning set forth in
Section 11.5.

                  "Indentures" shall mean, collectively, the Borrower Indenture and the Parent Indenture.

                  "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit B hereto containing material information with respect to Borrower and the Restricted Subsidiaries, its business and assets provided by or on behalf of Borrower to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

                  "Intellectual Property" shall mean Borrower's and each Restricted Subsidiary's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registrations; software and contract rights relating to software, in whatever form created or maintained.

                  "Interest Expense" shall mean, with respect to Parent and its Subsidiaries on a consolidated basis for any fiscal period, interest expense (whether cash or non-cash) of such Persons determined in accordance with GAAP for such period.

                  "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

                  "Interest Rate" shall mean,

                  (a) Subject to clauses (b) and (c) of this definition below:

                  (i) as to Prime Rate Loans, a rate equal to one-quarter of one percent (0.25%) per annum in excess of the Prime Rate,

                  (ii) as to Eurodollar Rate Loans, a rate equal to three percent (3.00%) per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Agent of the request for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted), and

                  (iii) as to Letter of Credit Accommodations, a rate equal to three percent (3.00%) per annum.

                  (b) Subject to clause (c) of this definition below, effective as of the first Business Day of each month, commencing with the month of June, 2003, the Interest Rate payable by Borrower shall be increased or decreased, as the case may be, (i) as to Prime Rate Loans, to the rate equal to the Applicable Margin for Prime Rate Loans on a per annum basis in excess of the Prime Rate, (ii) as to Eurodollar Rate Loans, to the rate equal to the Applicable Margin for Eurodollar Rate Loans on a per annum basis in excess of the Adjusted Eurodollar Rate and (iii) as to Letter of Credit Accommodations, to the rate equal to the Applicable Margin for Letter of Credit Accommodations on a per annum basis; and

                  (c) Notwithstanding anything to the contrary contained in clauses (a) and (b) of this definition, the Applicable Margin otherwise used to calculate the Interest Rate for Prime Rate Loans, Eurodollar Rate Loans and Letter of Credit Accommodations shall be the highest respective percentages set forth in the definition of the term Applicable Margin for each such category (without regard to the amount of the Gross Excess Availability) plus in each case two percent (2%) per annum, at Agent's option without notice to Borrower,
(i) for the period (A) from and after the effective date of termination or non-renewal hereof until Agent and Lenders have received full and final payment of all outstanding and unpaid Obligations (notwithstanding entry of a judgment against Borrower) and (B) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing, and (ii) on Revolving Loans to Borrower at any time outstanding in excess of any limit set forth in Section 2.1(a) hereof or in the definition of Borrowing Base (whether or not such excess(es) arise or are made with or without Agent's or any Lender's knowledge or consent and whether made before or after an Event of Default).

                  "Inventory" shall mean all of Borrower's and each Restricted Subsidiary's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by Borrower and each Restricted Subsidiary's as lessor; (b) are held by Borrower and each Restricted Subsidiary's for sale or lease or to be furnished under a contract of service; (c) are furnished by Borrower and each Restricted Subsidiary's under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

                  "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, Borrower or any applicable Restricted Subsidiary and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of Borrower or such Restricted Subsidiary acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, provided that, (i) during the existence of a Trigger Event, it will comply with entitlement orders of Borrower or any applicable Restricted Subsidiary concerning the account to the extent that such orders authorize the securities intermediary, commodity intermediary or other person to transfer funds to an account controlled by Agent and such intermediary or other person will cease to distribute to Borrower or any applicable Restricted Subsidiary any interest and/or dividends, or any financial assets in the account and Agent shall promptly remit such funds from the controlled account to Borrower or any applicable Restricted Subsidiary upon receipt of a request of Borrower or any applicable Restricted Subsidiary, and (ii) during the existence of an Event of Default, it will only comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Agent, in each case, without the further consent of Borrower or such Restricted Subsidiary and including such other terms and conditions as Agent may require.

                  "Lenders" shall mean the financial institutions who are signatories hereto as Lenders and other persons made a party to this Agreement as a Lender in accordance with Section 13.6 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a "Lender".

                  "Letter of Credit Accommodations" shall mean, collectively, the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Agent or any Revolving Lender for the account of Borrower or any Obligor or (b) with respect to which Agent or Revolving Lenders has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer: sometimes being referred to herein individually as a "Letter of Credit Accommodation".

                  "License Agreements" shall have the meaning set forth in
Section 8.11 hereof.

                  "Loans" shall mean the Revolving Loans.

                  "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of Parent, Borrower or any Restricted Subsidiary involving monetary liability of or to any Person in an amount in excess of $5,000,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which Parent, Borrower or any Restricted Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations or prospects of Borrower individually, or Parent, Borrower and the Restricted Subsidiaries, taken as a whole, or the validity or enforceability of this Agreement, any of the other Collateral Agreements, or any of the rights and remedies of Agent or Lenders hereunder or thereunder.

                  "Maximum Credit" shall mean, at any time, the lesser of (a) the amount of $75,000,000; (b) the amount at such time equal to the sum of (1) 60% of the lesser of the wholesale invoice and expected sale price of the complete manufactured homes inventory of Parent and its "Restricted Subsidiaries" (as defined in the Borrower Indenture); (2) 60% of the lesser of the market value and book value of the other inventory of Parent and its "Restricted Subsidiaries" (as defined in the Borrower Indenture); and (3) 75% of the book value of the accounts receivables of Parent and its "Restricted Subsidiaries" (as defined in the Borrower Indenture) in each case, determined in accordance with GAAP; or (c) the maximum amount of Indebtedness that is permitted to be secured pursuant to the Parent Indenture without triggering the requirement to secure the Securities (as defined in the Parent Indenture) equally and ratably with the Obligations, pursuant to Section 4.03 of the Parent Indenture.

                  "Minority Lenders" shall have the meaning set forth in Section 11.3(g).

                  "Mortgages" shall mean, individually and collectively, each of the documents listed on Schedule 3 hereto in favor of Agent with respect to the Eligible Real Property and related assets of Borrower and each Restricted Subsidiary.

                  "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Borrower or any ERISA Affiliate.

                  "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto; provided that, the amount deducted under clause (a) shall not duplicate items for which Reserves have been established by Agent and the amount deducted under clause (b) shall not include Volume Rebates.

                  "Non-Recourse Debt" shall mean Indebtedness of any Person for which the sole legal recourse for collection of principal, premium, and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness, which property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 180 days after the acquisition of such property, without any liability on the part of any such Person for any deficiency with respect to principal, premium or interest; provided, however, that Indebtedness that is otherwise Non-Recourse Debt shall not lose its character as Non-Recourse Debt because there is recourse to Borrower, any guarantor or any other Person for (a) environmental warranties and indemnities or (b) indemnities for and liabilities arising from fraud, misrepresentation, waste, mechanics' liens and misapplication or non-payment of rents, profits, insurance, condemnation proceeds and other sums actually received by Borrower from secured assets to be paid to the lender.

                  "Obligations" shall mean any and all Revolving Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower or any Restricted Subsidiary or Parent to Agent or any Lender and/or their Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under or relating to this Agreement, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower or such Restricted Subsidiary or Parent under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Agent or any Lender.

                  "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

                  "Parent" shall mean Champion Enterprises, Inc.

                  "Parent Indenture" shall mean the Indenture dated as of May 3, 1999 among Parent, certain affiliates of Parent and Wells Fargo Bank Minnesota, National Association, successor to Bank One Trust Company, N.A., as Trustee, which indenture relates to Parent's 75/8% Senior Notes Due 2009, as such indenture may be amended from time to time.

                  "Participant" shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans and Letter of Credit Accommodations in conformity with the provision of
Section 13.6 of this Agreement governing participations and its successors and assigns.

                  "Permitted Intercompany Indebtedness" means Indebtedness in the form of intercompany loans evidenced by intercompany notes and subject to the terms and conditions of the Contribution Incentive and Offset Agreement which are made by (i) Parent to Borrower existing on the date hereof and made after the date hereof; (ii) Borrower to any Restricted Subsidiary; (iii) any Restricted Subsidiary to Borrower and (iv) Borrower to Parent (such intercompany loans by Borrower to Parent referred to herein as the "Parent Intercompany Indebtedness"); provided, that, with respect to Parent Intercompany Indebtedness, (A) Agent receives no less than two (2) Business Days prior notice to the funding of such Parent Intercompany Indebtedness, (B) the existence and use of such Parent Intercompany Indebtedness (and the maintenance of cash balances by Parent from the proceeds thereof) does not violate the terms and conditions of the Covenant Compliance and Indemnity Agreement, (C) with respect to Parent Intercompany Indebtedness which funds any payments of Indebtedness of Parent other than scheduled payments of principal and interest, a Trigger Event shall not exist and be continuing at the time of the funding of such Parent Intercompany Indebtedness and (D) with respect to Parent Intercompany Indebtedness which funds any payments of Indebtedness of Parent consisting of scheduled payments of principal and interest, a Default or Event of Default shall not exist and be continuing at the time of the funding of such Parent Intercompany Indebtedness.

                  "Permitted Lien" shall have the meaning set forth in Section
9.8 hereof.

                  "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

                  "Prime Rate" shall mean the rate from time to time publicly announced by Wachovia Bank, National Association, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

                  "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

                  "Pro Rata Share" shall mean with respect to all matters relating to any Lender, (a) with respect to all Revolving Loans and Letter of Credit Accommodations, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, and (b) with respect to all Loans and Letter of Credit Accommodations on and after the date on which the Commitments have been terminated, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans and Letter of Credit Accommodations held by that Lender, by (ii) the outstanding principal balance of the Loans and Letter of Credit Accommodations held by all Lenders.

                  "Real Property" shall mean all (i) now owned and hereafter acquired real property of Borrower and each Restricted Subsidiary and (ii) present or future leasehold interests with respect to real property, in each case, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.

                  "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of Borrower and each Restricted
Subsidiary: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of Borrower and such Restricted Subsidiary and other contract rights, chattel paper, instruments, notes, and other forms of obligations owing to Borrower and such Restricted Subsidiary, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by Borrower and such Restricted Subsidiary or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of Borrower) or otherwise associated with any Accounts, Inventory or general intangibles of Borrower and such Restricted Subsidiary (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Borrower and such Restricted Subsidiary in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to Borrower and such Restricted Subsidiary from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Borrower or such Restricted Subsidiary is a beneficiary).

                  "Records" shall mean all of Borrower's and each Restricted Subsidiary's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower or such Restricted Subsidiary with respect to the foregoing maintained with or by any other person).

                  "Reference Bank" shall mean Wachovia Bank, National Association, or such other bank as Agent may from time to time designate.

                  "Register" shall have the meaning set forth in Section 13.6(b) hereof.

                  "Renewal Date" shall have the meaning set forth in Section
13.1 hereof.

                  "Report" shall have the meaning set forth in Section 12.10(a).

                  "Repurchase Obligations" shall mean indebtedness incurred pursuant to repurchase agreements entered into in the ordinary course of the business of Borrower and the Restricted Subsidiaries as such business is conducted on the date hereof consistent with reasonable and customary industry practices in such business in connection with floor-plan financing arrangements; provided that, Borrower shall promptly deliver to Agent upon request copies of all repurchase agreements entered into by Borrower or any Restricted Subsidiary.

                  "Required Lenders" shall mean Lenders having (a) more than 66 2/3% of the Commitments of all Lenders or (b) if the Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amounts of all Loans and Letter of Credit Accommodations.

                  "Reserves" shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor or (iii) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or (d) in respect of any state of facts which Agent determines in good faith constitutes a Default or an Event of Default. To the extent Agent may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner reasonably satisfactory to Agent, Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith.

                  "Restricted Subsidiary" or "Restricted Subsidiaries" shall mean each entity listed on Schedule 4 hereto and each Person acquired pursuant to an Acquisition permitted under Section 9.10 hereof that is either owned by a Restricted Subsidiary or that has been designated by Borrower as a Restricted Subsidiary and approved in writing by Agent.

                  "Restricted Wachovia Account" means an account to be established at Wachovia Bank, National Association or any successor account designated from time to time by Agent and Borrower for purposes of segregating cash collateral that is to be included in the Borrowing Base.

                  "Revolving Lenders" shall mean, as of any date of determination, Lenders having a Revolving Loan Commitment, or if such Revolving Loan Commitment has terminated, Lenders having Revolving Loans and/or Letter of Credit Accommodations outstanding.

                  "Revolving Loan Commitment" shall mean, as to any Lender, the aggregate commitment of such Lender to make Revolving Loans and/or incur Letter of Credit Accommodations in the maximum principal amount set forth on Schedule 2 hereto next to such Lender's name or on Schedule 1 to the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.6 hereof, as such amount may be adjusted, if at all, in accordance with this Agreement.

                  "Revolving Loan Limit" shall mean $75,000,000.

                  "Revolving Loans" shall mean the loans now or hereafter made by or on behalf of any Lender or by Agent to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in
Section 2.1 hereof.

                  "Revolving Obligations" shall mean any and all Revolving Loans and Letter of Credit Accommodations, including principal, interest, charges, fees, costs and expenses arising in connection therewith and whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case).

                  "Securitization Transaction" shall mean any sale, conveyance or other disposition by any Subsidiary of Borrower that is not a Restricted Subsidiary of any Financial Asset or any interest therein to a bankruptcy-remote entity or trust or other special purpose entity which is formed by any Subsidiary of Borrower that is not a Restricted Subsidiary or any other Person for the purpose of, and engages in no material business other than, acting as a buyer in such a transaction, or other similar transactions, of Financial Assets or other similar assets, financing the purchases it makes as such a buyer and realizing, directly or indirectly, on such Financial Assets or other assets.

                  "Settlement Period" shall have the meaning set forth in
Section 6.9(b).

                  "Slow Moving Inventory" shall mean Inventory that was produced or otherwise acquired more than twenty-four months prior to the month end for which any Borrowing Base Certificate is effective, provided, that, such time period shall decrease by one month for each month occurring after the date hereof commencing on January 31, 2003 until such time period is equal to eighteen months.

                  "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof and (b) the assets and properties of such Person (including, without limitation, assets expected to be acquired in connection with any Repurchase Obligation expected to become actual or matured) at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person; provided that for purposes of determining the amount of Indebtedness under this clause (b) Indebtedness shall include, without duplication, subordinated and contingent liabilities (including Repurchase Obligations) computed at the amount which, such Person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

                  "Special Agent Advances" shall have the meaning set forth in
Section 12.11.

                  "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

                  "Substitute Lender" shall have the meaning set forth in
Section 3.3(g).

                  "Trigger Event" shall mean at any time (a) an Event of Default shall have occurred and/or (b) the Gross Excess Availability measured at the end of any fiscal month shall be less than $35,000,000; provided, that a Trigger Event shall remain in existence until Agent has determined that (i) the Gross Excess Availability has exceeded $35,000,000 for the two most recent consecutive month ends following the occurrence of such Trigger Event, (ii) no Event of Default has occurred or continues to exist during such two month period and
(iii) no other Trigger Event has existed within the prior twelve month period.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of Illinois , and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Illinois on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine).

                  "Value" shall mean, as determined by Agent in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Agent prior to the date hereof, if any.

                  "Verifiable Controlled Cash Balances" shall mean all cash and Cash Equivalents of Borrower and the Restricted Subsidiaries that are in accounts subject to control agreements in form and substance satisfactory to Agent.

                  "Verifiable Unrestricted Cash Balances" shall mean (i) all cash and Cash Equivalents of Borrower and the Restricted Subsidiaries that are free and clear of any lien or claim by any third party or are unconditionally available to Borrower and the Restricted Subsidiaries as determined by Agent in accordance with evidence in form and substance reasonably satisfactory to Agent delivered, from time to time, to Agent by or on behalf of Borrower or such Restricted Subsidiary and (ii) Verifiable Controlled Cash Balances.

                  "Volume Rebates" shall mean rebates of up to 15 percent of the invoice price of finished goods Inventory sold by Borrower or any Restricted Subsidiary to account debtors which are payable to such account debtors in accordance with a written plan or agreement relating to such account debtor and which is available for inspection by Agent.

                  "Voting Stock" shall mean with respect to any Person, (a) one
(1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

                  "Warehouse Facility" shall mean any credit facility entered into by any Subsidiary of Borrower that is not a Restricted Subsidiary, or guaranteed by Parent, Borrower or any Restricted Subsidiary to finance (i) the origination by any Subsidiary of Borrower that is not a Restricted Subsidiary of Financial Assets in the ordinary course of business or the acquisition in the ordinary course of any such Subsidiaries' business of Financial Assets originated by any other Person or (ii) the acquisition of Financial Assets by the obligor thereunder from a Subsidiary of Borrower that is not a Restricted Subsidiary.

SECTION 2.   CREDIT FACILITIES
             -----------------

          2.1     Revolving Loans.
                  ---------------

                  (a) Subject to and upon the terms and conditions contained herein, each Revolving Lender severally (and not jointly) agrees to fund its Pro Rata Share of Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the lesser of: (i) the Borrowing Base or
(ii) the Revolving Loan Limit.

                  (b) Agent may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Agent determines in good faith that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased or may be reasonably anticipated to increase above historical levels, or (B) the general creditworthiness of account debtors has declined, or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Agent determines in good faith that: (A) the number of days of the turnover of the Inventory for any period has changed or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, including any such decrease attributable to any change in the nature, quality or mix of the Inventory. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Agent in good faith. In determining whether to reduce the lending formula(s), Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Reserves.

                  (c) Except in Agent's discretion, with the consent of all Revolving Lenders, the aggregate amount of the Revolving Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the lesser of the Maximum Credit or the Revolving

Loan Limit. In the event that the outstanding amount of any component of the Revolving Loans, or the aggregate amount of the outstanding Revolving Loans and Letter of Credit Accommodations, exceed the amounts available pursuant to the Borrowing Base, the Revolving Loan Limit, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(e) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Agent or Revolving Lenders in that circumstance or on any future occasions and Borrower shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent the entire amount of any such excess(es) for which payment is demanded.

          2.2     Letter of Credit Accommodations.
                  -------------------------------

                  (a) Subject to and upon the terms and conditions contained herein, at the request of Borrower, Agent agrees, for the ratable risk of each Revolving Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations for the account of Borrower, containing terms and conditions acceptable to Agent and the issuer thereof. Any payments made by or on behalf of Agent or any Revolving Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrower pursuant to this Section 2.

                  (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Agent, for the benefit of Revolving Lenders, a letter of credit fee at a rate equal to the Interest Rate on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

                  (c) Borrower shall give Agent two (2) Business Days' prior written notice of Borrower's request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodation may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. Borrower shall attach to such notice the proposed form of the Letter of Credit Accommodation.

                  (d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent: (i) Borrower shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application in form and substance satisfactory to such proposed issuer and Agent for the issuance of the Letter of Credit

Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Agent and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and (iii) the Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of (1) the percentage equal to one hundred percent (100%) minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Borrowing Base multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Agent estimates must be paid and have not been paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Inventory, an amount equal to one hundred percent (100%) of the face amount thereof and all other commitments and obligations made or incurred by Agent with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).

                  (e) Except in Agent's discretion, with the consent of all Revolving Lenders, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent or any Revolving Lender in connection therewith shall not at any time exceed the Maximum Credit.

                  (f) Borrower shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except for such losses, claims, damages, liabilities, costs and expenses that result from the gross negligence or willful misconduct of Agent or any Lender. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or willful misconduct of Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

                  (g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations and to the extent a Trigger Event exists, Borrower shall, at Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver them to Agent and/or subject to Agent's order, and if they shall come into Borrower's possession, to deliver them, upon Agent's request, to Agent in their original form. Borrower shall also, at Agent's request during the existence of a Trigger Event, designate Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

                  (h) Borrower hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name Borrower as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Agent or any Lender in any manner. Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Agent or any Lender unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Agent shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Agent may take such actions either in its own name or in Borrower's name.

                  (i) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any

Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Agent for the ratable benefit of Revolving Lenders. Any duties or obligations undertaken by Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Agent for the ratable benefit of Revolving Lenders and to apply in all respects to Borrower.

                  (j) Immediately upon the issuance or amendment of any Letter of Credit Accommodation, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share of liability with respect to such Letter of Credit Accommodation (including, without limitation, all Obligations with respect thereto).

                  (k) Borrower is irrevocably and unconditionally obligated, without presentment, demand or protest, to pay to Agent any amounts paid by an issuer of a Letter of Credit Accommodation with respect to such Letter of Credit Accommodation (whether through the borrowing of Revolving Loans in accordance with Section 2.2(a) or otherwise). In the event that Borrower fails to pay Agent on the date of any payment under a Letter of Credit Accommodation in an amount equal to the amount of such payment, Agent (to the extent it has actual notice thereof) shall promptly notify each Revolving Lender of the unreimbursed amount of such payment and each Revolving Lender agrees, upon one (1) Business Day's notice, to fund to Agent the purchase of its participation in such Letter of Credit Accommodation in an amount equal to its Pro Rata Share of the unpaid amount. The obligation of each Revolving Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence is absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuance of any Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event or circumstance. If such amount is not made available by a Revolving Lender when due, Agent shall be entitled to recover such amount on demand from such Revolving Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Agent at the interest rate then payable by Borrower in respect of Revolving Loans that are Prime Rate Loans as set forth in Section 3.1(a) hereof.

          2.3     [INTENTIONALLY OMITTED].
                  ---------------------

          2.4 Commitments. The aggregate amount of each Lender's Pro Rata Share of the Loans and Letter of Credit Accommodations shall not exceed the amount of such Lender's Commitments, as the same may from time to time be amended in accordance with the provisions hereof.


SECTION 3.    INTEREST AND FEES
              -----------------

          3.1     Interest.
                  --------

                  (a) Borrower shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

                  (b) Borrower may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Agent and specified by Agent to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (vi) Agent and each Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent and such Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable (including the automatic continuance of Eurodollar Rate loans pursuant to clause (c) below). Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but, to the extent Agent and Lenders do fund any Eurodollar Rate Loans without purchasing United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market, the provisions hereof shall be deemed to apply as if Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.

                  (c) Any Eurodollar Rate Loans shall automatically convert to another Eurodollar Rate Loan upon the last day of the applicable Interest Period for an equivalent period as the Interest Period just ended unless such new Interest Period would end after the last day of the then-current term of this Agreement, unless (i) Agent has received a request to convert such Eurodollar Rate Loan to a Prime Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof or (ii) an Event of Default has occurred and is continuing. Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Borrower, convert to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrower shall pay to Agent, for the benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate any Lender, the Reference Bank or any Participant for any loss (not including any anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate

Loans to Prime Rate Loans on any day other than on the last day of the applicable Interest Period.

                  (d) Interest shall be payable by Borrower to Agent, for the benefit of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty
(360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

          3.2     Other Fees.
                  ----------

                  (a) Borrower shall pay to Agent, for the account of Revolving Lenders, monthly an unused line fee at a rate equal to three-eighths of one percent (0.375%) per annum calculated upon the amount by which the Revolving Loan Limit exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

                  (b) Borrower agrees to pay to Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein.

          3.3     Changes in Laws and Increased Costs of Loans.
                  --------------------------------------------

                  (a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to any Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a "Funding Bank"), or (ii) a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or any Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses
(i), (ii) or (iii) is or results in an increase in the cost to any Lender of funding or maintaining the Loans or the Letter of Credit Accommodations, then Borrower shall from time to time upon demand by Agent pay to Agent additional amounts sufficient to indemnify Lenders against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost, setting forth in reasonable detail the calculation of such cost, shall be submitted to Borrower by Agent and shall be presumptive evidence of such amount. Failure or delay on the part of Agent or any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation.

                  (b) If prior to the first day of any Interest Period, (i) Agent or any Lender shall have determined in good faith (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (ii) Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Agent shall give telecopy or telephonic notice thereof to Borrower as soon as practicable thereafter, which notice shall be withdrawn by prompt telecopy or telephonic notice to Borrower by Agent when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans. Until such notice has been withdrawn by Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall Borrower have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

                  (c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Agent or any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Agent or such Lender shall promptly give written notice of such circumstances to Borrower (which notice shall be withdrawn whenever such circumstances no longer exist),
(ii) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) such Lender's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

                  (d) Borrower shall indemnify Agent and each Lender and hold Agent and each Lender harmless from any actual loss or expense which Agent or such Lender may sustain or incur as a consequence of (i) default by Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by Borrower in making any prepayment of a Eurodollar Rate Loan after Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined by such Agent or such Lender) which would have accrued to Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination or non-renewal of this Loan Agreement and the payment of the Obligations.

                  (e) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.3(a) or 3.3(c) with respect to such Lender, it will, if requested by Borrower, use reasonable efforts to designate another lending office for any loans affected by such event with the object of avoiding the consequences of such event.

                  (f) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Agent or any Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 6.3 or any other payments made with the proceeds of Collateral, Borrower shall pay to Agent, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate any Lender or any Participant for any additional actual loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof. A certificate of Agent or the applicable Lender setting forth the basis for the determination of such amount necessary to compensate such Lender shall be delivered to Borrower and shall be presumptive evidence of such amount.

                  (g) If any Lender delivers notice pursuant to Sections 3.3(a) and 3.3(b) above in which such Lender asserts a claim for compensation which claim is not being asserted by the other Lenders, Borrower may require within 90 days of receiving such notice, at its expense, that such Lender assign, at par, without recourse (in accordance with Section 13.6(a) hereof) all of its interests, rights and obligations hereunder and under the other Financing Agreements (including all of its Commitments and the Loans at the time owing to it and any participations in Loans held by it) to an Eligible Transferee proposed by Borrower (a "Substitute Lender") provided, that (i) no Event of Default shall exist at the time of such assignment, (ii) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental authority, (iii) Borrower shall have received the written consent of Agent to such assignment (which consent shall not be unreasonably withheld or delayed) and (iv) Borrower shall have paid to the assigning Lender all monies accrued and owing hereunder to it (including pursuant to Section 3.3(a) and 3.3(b) above.

                  (h) Promptly after any Lender becomes aware of any circumstance that will, in its sole judgment, result in a request for increased compensation pursuant to Section 3.3(a) and 3.3(b) above, such Lender shall notify Borrower thereof. Each Lender will use reasonable efforts to designate a lending office (or a different lending office), so long as such designation is not adverse to such Lender in such Lender's sole judgment, if such designation would avoid the need to, or reduce the amount which would be required to, compensate such Lender for any additional costs incurred or reductions suffered. Failure on the part of any Lender to notify Borrower or to demand compensation for any increased costs in amounts received or receivable with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period.

SECTION 4.   CONDITIONS PRECEDENT

          4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Agent and Lenders making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

                  (a) Agent shall have received, in form and substance satisfactory to Agent, all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by the existing lenders to Borrower of their respective financing arrangements with Borrower and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrower and each Obligor, duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and Borrower or any Obligor, as debtor and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Borrower or any Obligor in favor of such existing lender or lenders, in form acceptable for recording with the appropriate Governmental Authority;

                  (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation of Borrower and each Obligor certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate name of Borrower and each Obligor as is set forth herein and such document as shall set forth the organizational identification number of Borrower and each Obligor, if one is issued in its jurisdiction of incorporation);

                  (c) no material adverse change shall have occurred in the assets, business or prospects of Borrower individually, or Parent, Borrower and the Restricted Subsidiaries, taken as a whole, since the date of Agent's latest field examination and no change or event shall have occurred which would impair the ability of Borrower individually, or Parent, Borrower and the Restricted Subsidiaries, taken as a whole, to perform their respective obligations under any of the Collateral Agreements to which any of them is a party or of Agent to enforce the Obligations or realize upon the Collateral used in the calculation of the Borrowing Base or any material portion of any other Collateral;

                  (d) Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Agent may require to determine the amount of Revolving Loans available to Borrower (including, without limitation, current perpetual inventory records or other such inventory records as may be reasonably satisfactory to Agent and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Agent, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral), the results of which each case shall be satisfactory to Agent, not more than three (3) Business Days prior to the date hereof;

                  (e) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by owners and lessors of leased premises of Borrower and each Obligor and by warehouses at which Collateral is located;

                  (f) Agent shall have received, in form and substance satisfactory to Agent, Deposit Account Control Agreements by and among Agent, Borrower or any Obligor and each bank where Borrower or such Obligor has a deposit account, in each case, duly authorized, executed and delivered by such bank and Borrower or such Obligor (or Agent shall be the bank's customer with respect to such deposit account, as Agent may specify);

                  (g) Except, with respect to priority only, for liens defined as Permitted Liens in Section 9.8, Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has a valid perfected first priority security interest in all of the Collateral;

                  (h) Agent shall have received and reviewed lien and judgment search results for the jurisdiction of incorporation or organization of Borrower and each Obligor, the jurisdiction of the chief executive office of Borrower and each Obligor and all jurisdictions in which assets of Borrower and each Obligor are located, which search results shall be in form and substance satisfactory to Agent;

                  (i) Agent shall have received environmental audits of the Eligible Real Property conducted by an independent environmental engineering firm acceptable to Agent, and in form, scope and methodology satisfactory to Agent, confirming (i) Parent, Borrower and each Restricted Subsidiary is in compliance with all material applicable Environmental Laws and such compliance shall be reasonably acceptable to Agent;

                  (j) Agent shall have received, in form and substance reasonably satisfactory to Agent, a valid and effective title insurance policy issued (evidenced by a marked-up title commitment or pro forma delivered at or prior to closing) by a company and agent acceptable to Agent (i) insuring the first priority, amount (not to exceed the appraised fair market value of the Eligible Real Property) and sufficiency of the Mortgages, (ii) insuring against matters that would be disclosed by surveys (other than those disclosed in surveys provided to Agent in connection with this Agreement and acceptable to Agent) and (iii) containing any legally available endorsements, assurances or affirmative coverage requested by Agent for protection of its interests;

                  (k) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee;

                  (l) Agent shall have received, in form and substance satisfactory to Agent, such opinion letters of counsel to Borrower and each Restricted Subsidiary with respect to the Financing Agreements and such other matters as Agent may request; and

                  (m) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent.

          4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Agent and Lenders making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

                  (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

                  (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or
(ii) has or could reasonably be expected to have a material adverse effect on the assets, business or prospects of Borrower individually, or Parent, Borrower and the Restricted Subsidiaries, taken as a whole, or on the ability of Borrower individually, or Parent, Borrower and the Restricted Subsidiaries, taken as a whole, to perform their obligations under any of the Collateral Agreements to which it is a party or of Agent or any Lender to enforce any Obligations or realize upon the Collateral used in the calculation of the Borrowing Base or any material portion of any other Collateral; and

                  (c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5.   GRANT AND PERFECTION OF SECURITY INTEREST

          5.1 Grant of Security Interest. To secure payment and performance of all Obligations, Borrower hereby grants to Agent, for itself and the ratable benefit of Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the ratable benefit of Lenders, as security, all personal and real property and fixtures and interests in property and fixtures of Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the "Collateral"), including:

                  (a) all Accounts;

                  (b) all general intangibles, including, without limitation, all Intellectual Property;

                  (c) all goods, including, without limitation, Inventory and Equipment;

                  (d) all Real Property and fixtures;

                  (e) all chattel paper (including all tangible and electronic chattel paper);

                  (f) all instruments (including all promissory notes);

                  (g) all documents;

                  (h) all deposit accounts;

                  (i) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

                  (j) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

                  (k) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of Borrower now or hereafter held or received by or in transit to Agent, any Lender or their Affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

                  (l) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

                  (m) to the extent not otherwise described above, all Receivables;

                  (n) all Records; and

                  (o) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

          5.2     Perfection of Security Interests.
                  --------------------------------

                  (a) Borrower irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and Borrower as debtor, as Agent may require, and including any other information with respect to Borrower or otherwise required by part 5 of
Article 9 of the Uniform Commercial Code of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Borrower hereby ratifies and approves all financing statements naming Agent or its designee as secured party and Borrower as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Borrower hereby authorizes Agent to adopt on behalf of Borrower any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and Borrower as debtor includes assets and properties of Borrower that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by Borrower to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall Borrower at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and Borrower as debtor.

                  (b) Borrower does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Borrower shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of Borrower (including by any agent or representative), Borrower shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that Borrower acquires or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree. At Agent's option, Borrower shall, or Agent may at any time on behalf of Borrower, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: "This [chattel paper][instrument] is subject to the security interest of Congress Financial Corporation (Central) and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

                  (c) In the event that Borrower shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), Borrower shall promptly notify Agent thereof in writing. Promptly upon Agent's request, Borrower shall take, or cause to be taken, such actions as Agent may reasonably request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

                  (d) Borrower does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate. Borrower shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom Borrower is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of such deposit account, Borrower shall as Agent may specify either (A) deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by Borrower and the bank at which such deposit account is opened and maintained or (B) arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Agent. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's salaried employees.

                  (e) Borrower does not own or hold, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

                      (i) In the event that Borrower shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, Borrower shall promptly endorse, assign and deliver the same to Agent, for itself and the ratable benefit of Lenders, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. If any securities, now or hereafter acquired by Borrower are uncertificated and are issued to Borrower or its nominee directly by the issuer thereof, Borrower shall immediately notify Agent thereof and shall as Agent may specify, either (A) cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of Borrower or such nominee, or (B) arrange for Agent, for itself and the ratable benefit of Lenders, to become the registered owner of the securities.

                      (ii) Borrower shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Agent shall have received not less than five (5) Business Days prior written notice of the intention of Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom Borrower is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, Borrower shall as Agent may specify either (1) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by Borrower and such securities intermediary or commodity intermediary or (2) arrange for Agent, for itself and for the ratable benefit of Lenders, to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent.

                  (f) Borrower is not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, Borrower shall promptly notify Agent thereof in writing. Upon the occurrence and during the continuance of a Trigger Event, Borrower shall immediately, as Agent may reasonably specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance reasonably satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent, for itself and for the ratable benefit of Lenders, by Borrower and agreeing to make all payments thereon directly to Agent, for itself and for the ratable benefit of Lenders, or as Agent may otherwise direct or (ii) cause Agent, for itself and for the ratable benefit of Lenders, to become, at Borrower's expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

                  (g) Borrower has no commercial tort claims as of the date hereof in excess of $250,000 individually or $1,000,000 in the aggregate outstanding at any time when combined with all other tort claims except as set forth in the Information Certificate. In the event that Borrower shall at any time after the date hereof have any commercial tort claims in excess of $250,000 individually or $1,000,000 in the aggregate at any one time when combined with all other tort claims, Borrower shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by Borrower to Agent, for itself and the ratable benefit of Lenders, of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by Borrower to Agent shall be deemed to constitute such grant to Agent, for itself and for the ratable benefit of Lenders. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by Borrower of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and Borrower as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, Borrower shall promptly upon Agent's request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may reasonably require in connection with such commercial tort claim.

                  (h) Borrower does not have any material goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in the United States in transit to a location of Borrower permitted herein in the ordinary course of business of Borrower in the possession of the carrier transporting such goods. In the event that any goods, documents of the title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Borrower shall promptly notify Agent thereof in writing. Promptly upon Agent's request, Borrower shall use reasonable efforts to deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and Borrower.

                  (i) Borrower shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority (subject to any Permitted Liens which are expressly permitted in Section 9.8 to be prior to the liens and security interests of Agent) of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Borrower's signature thereon is required therefor, (ii) causing Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, and (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 6.   COLLECTION AND ADMINISTRATION

          6.1 Loan Accounts. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower or any Obligor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time. The Revolving Loans shall be evidenced by the loan accounts maintained by Agent; provided that if any Revolving Lender so requests, Borrower will execute a promissory note in favor of such Revolving Lender further evidencing such Revolving Lender's Revolving Loan Commitment. Agent is authorized by all the parties hereto to make all revisions and modifications to Schedule 2 hereto at any time to reflect the then current Commitments of each Lender.

          6.2 Statements. Agent shall render to Borrower each month a statement setting forth the balance in Borrower's loan account(s) maintained by Agent for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Agent receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Agent. Until such time as Agent shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower.

          6.3     Collection of Accounts.
                  ----------------------

                  (a) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Agent may specify, with such banks as are reasonably acceptable to Agent into which Borrower and each Restricted Subsidiary shall promptly deposit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Borrower shall deliver and shall cause each Restricted Subsidiary to deliver, or cause to be delivered to Agent, a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time and from time to time Agent may become bank's customer with respect to the Blocked Accounts and promptly upon Agent's request, Borrower shall execute and deliver and shall cause each Restricted Subsidiary to delivery such agreements or documents as Agent may require in connection therewith. Unless and until a Trigger Event exists, Agent shall permit such banks maintaining such Blocked Accounts to remit amounts deposited therein to the operating accounts of Borrower or such Restricted Subsidiary. During the existence of a Trigger Event, Borrower agrees that Agent may determine, in Agent's sole discretion, that all or any portion of the payments made to such Blocked Accounts or other funds received and collected by Agent, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent in respect of the Obligations and therefore shall constitute the property of Agent to the extent of the then outstanding Obligations; provided, however, that if no Revolving Loans are outstanding and no Event of Default shall exist or be continuing at the time any such funds are received or after application of any such funds, such funds shall be promptly remitted to Borrower to the extent that at such time the Borrowing Base meets or exceeds existing Letter of Credit Accommodations and fees and expenses then due and owing by Borrower or any Obligor to Agent or any Lender pursuant to this Agreement are paid in full.

                  (b) For purposes of calculating the amount of the Revolving Loans available to Borrower, such payments on account of the Revolving Loans pursuant to Section 6.4 hereof will be applied (conditional upon final collection) to the Revolving Loans on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Revolving Loans, such payments or other funds received will be applied (conditional upon final collection) to the Revolving Loans the next Business Day following the date of receipt of immediately available funds by Agent in the Agent Payment Account provided such payments or other funds and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day.

                  (c) Borrower and its shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Agent for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

          6.4     Payments.
                  --------

                  (a) All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time. Agent shall apply payments received or collected from Borrower or any Obligor or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent, any Lender or their representatives from Borrower; second, (i) if such proceeds were from Eligible Accounts or Eligible Inventory, to any fees, reimbursable expenses and Special Agent Advances which are allocable, in Agent's determination, to the administration and preservation of the Revolving Loans and the Eligible Accounts and Eligible Inventory, then to accrued and unpaid interest on the Revolving Loans and then to principal on the Revolving Loans until paid in full and then to provide cash collateral for Letter of Credit Accommodations and (ii) if such proceeds were from any other Collateral, to any fees, reimbursable expenses and Special Agent Advances, then to accrued and unpaid interest on the Loans and then to principal on the Loans, in inverse order of maturity as applicable, on a pro rata basis as to all Loans, and third, to all other Obligations. Each payment on any of the Loans to or for the account of one or more Lender's entitled to such payments pursuant to the preceding sentence shall be allocated among such Lenders based on their respective Pro Rata Shares of such Loans. Notwithstanding any provision contained in any Financing Agreement to the contrary, all the Obligations shall be deemed cross-collateralized as to all the Collateral and after application of the proceeds of designated Collateral to designated Loans as set forth in this
Section 6.4(a), any remaining proceeds shall be applied to all other Obligations on a pro rata basis. Borrower shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and expenses. Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Borrower, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans, or (B) in the event that there are no outstanding Prime Rate Loans and
(ii) to the extent Borrower uses any proceeds of the Revolving Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Revolving Obligations shall be deemed applied first to the Revolving Obligations arising from Revolving Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Revolving Obligations arising from Revolving Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which Borrower acquired such rights or use.

                  (b) At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements relating to the Revolving Obligations may be charged directly to the loan account(s) of Borrower and shall constitute Revolving Loans. Borrower shall make all payments to Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Borrower shall be liable to pay to Agent, and does hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

          6.5 Authorization to Make Loans. Agent and Lenders are authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower listed on Schedule 6.5 of the Information Certificate or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations and, to the extent such Loans are to be disbursed to Borrower, such Loans shall be disbursed to the Disbursement Account. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 12:00 noon Chicago time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

          6.6 Use of Proceeds. Borrower shall use the initial proceeds of the Loans provided to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Agent on or about the date hereof, and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this

Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided to Borrower pursuant to the provisions hereof shall be used by Borrower only for general working capital purposes of Borrower not otherwise prohibited by the terms hereof, including, without limitation, intercompany loans to any Restricted Subsidiary and to fund interest and mandatory principal payments when due on Indebtedness. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

          6.7 Pro Rata Treatment. Except to the extent otherwise provided in this Agreement: (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

          6.8     Sharing of Payments, Etc.
                  ------------------------

                  (a) Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of Borrower at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Agent thereof; provided, that, such Lender's failure to give such notice shall not affect the validity thereof.

                  (b) If any Lender (including Agent) shall obtain from Borrower or any Obligor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by Borrower or any Obligor to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of the applicable Lenders, the amount of such excess and simultaneously purchase from such other applicable Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders of the same category of Loans shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by the applicable Lenders. To such end all applicable Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) Borrower agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                  (d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker's lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of Borrower or any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

          6.9     Settlement Procedures.
                  ---------------------

                  (a) In order to administer the Credit Facilities in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to Borrower's loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.

                  (b) With respect to all Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender's Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. Chicago time on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is sent by Agent and received by a Lender prior to 2:00 p.m. Chicago time, then such Lender shall make the settlement transfer described in this Section by no later than 2:00 p.m. Chicago time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender's Pro Rata Share of the outstanding Loans is more than such Lender's Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender's Pro Rata Share of the

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

outstanding Loans in any Settlement Period is less than the amount of such Lender's Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letter of Credit Accommodations. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender. Because Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrower or actually settled with the applicable Lender as described in this Section.

                  (c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent's disbursement of such Loan to Borrower. In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender's obligation to make a Loan hereunder.

                  (d) If Agent is not funding a particular Loan to Borrower pursuant to this Section above on any day, Agent may assume that each Lender will make available to Agent such Lender's Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not obligated to, cause a corresponding amount to be made available to Borrower on such day. If Agent makes such corresponding amount available to Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced



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
by Agent to Borrower shall, for all purposes hereof, be a Revolving Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Borrower of such failure and Borrower shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Borrower's receipt of such notice. A Lender who fails to pay Agent its Pro Rata Share of any Loans made available by Agent on such Lender's behalf, or any Lender who fails to pay any other amount owing by it to Agent, is a "Defaulting Lender". Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, relend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitments shall be deemed to be zero (0). This Section shall remain effective with respect to a Defaulting Lender until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitments of any Lender, or relieve or excuse the performance by Borrower or any Obligor of their duties and obligations hereunder.

                  (e) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitments.

SECTION 7.    COLLATERAL REPORTING AND COLLATERAL COVENANTS

          7.1     Collateral Reporting.
                  --------------------

                  (a) Borrower shall provide Agent with the following documents in a form satisfactory to Agent:

                      (i) on a monthly basis or more frequently as determined by Agent after the occurrence and during the continuance of a Trigger Event, a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of the last Business Day of the immediately preceding month (or more frequent period, if applicable), which Borrowing Base Certificate shall be complete and accurate in all material respects as determined by Agent;

                      (ii) on a regular basis as required by Agent, a schedule of sales made, credits issued and cash received;

                      (iii) as soon as possible after the end of each fiscal month (but in any event (1) within ten (10) Business Days after the end of each fiscal month other than the last fiscal month of any fiscal year of Borrower and
(2) within fifteen (15) Business Days after the last fiscal month of any fiscal year of Borrower), on a monthly basis or more frequently as Agent may request after the occurrence and during the continuance of a Trigger Event, (A) perpetual inventory reports or such other reports as may be reasonably satisfactory to Agent, by location and category (including identifying Inventory at locations owned and operated by third parties or on consignment) with respect to the retail locations of Borrower and each Restricted Subsidiary (B) perpetual inventory reports by location for the manufacturing plants that maintain perpetual reports showing total raw materials, work in process and finished goods, (C) non-perpetual inventory reports for the manufacturing plants that do not maintain perpetual reports showing raw material totals by category, in a form reasonably satisfactory to Agent, (D) agings of accounts payable (and including information indicating the status of payments to owners and lessors of the leased premises of Borrower and each Restricted Subsidiary) and (E) agings of accounts receivable (together with a reconciliation to the previous month's aging and the current month's general ledger);

                      (iv) upon Agent's request, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower and each Restricted Subsidiary;

                      (v) such other reports as to the Collateral as Agent shall request from time to time; and

                  (b) During the existence of a Trigger Event, Borrower shall provide to Agent on a regularly scheduled basis as required by Agent, schedules in a form satisfactory to Agent reflecting sales made, credits issued, cash or other items of payment received and other data relating to the collection of Receivables and intercompany loan balances as Agent shall require.


                  (c) If any of Borrower's or any Restricted Subsidiary's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes and shall cause Restricted Subsidiary to authorize, such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

          7.2     Accounts Covenants.
                  ------------------

                  (a) Borrower shall, and shall cause each Restricted Subsidiary to, notify Agent promptly of: (i) any delay in Borrower's or such Restricted Subsidiary's performance of any of its material obligations to any account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to Borrower or such Restricted Subsidiary relating to the financial condition of any account debtor and (iii) any event or circumstance which, to Borrower's or a Restricted Subsidiary's knowledge would cause Agent to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Agent's consent, except in the ordinary course of Borrower's or a Restricted Subsidiary's business in accordance with customary practices and policies in the industry in which Borrower and such Restricted Subsidiary conduct their business. So long as no Event of Default exists or has occurred and is continuing, Borrower shall, and shall cause each Restricted Subsidiary to, settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

                  (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete in all material aspects, (ii) during the existence of a Trigger Event no payments shall be made thereon except payments immediately delivered to Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's or a Restricted Subsidiary's business in accordance with practices and policies previously disclosed to Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported at the time of delivery of the Borrowing Base Certificate to Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditor's rights generally and to equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (c) Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.


          7.3 Inventory Covenants. With respect to the Inventory: (a) Borrower shall, and shall cause each Restricted Subsidiary to, at all times maintain the inventory records necessary to provide the inventory reports required hereunder and to maintain its financial records in accordance with GAAP; (b) Borrower shall and shall cause each Restricted Subsidiary to, conduct a physical count of the Inventory at least once each year, and at any time or times as Agent may request on or after the occurrence and during the continuance of a Trigger Event, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; (c) Borrower shall and shall cause each Restricted Subsidiary to, not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of Borrower's or a Restricted Subsidiary's business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to Borrower or a Restricted Subsidiary which is in transit to the locations set forth or permitted herein;
(d) upon

Agent's request, Borrower shall and shall cause each Restricted Subsidiary to, at their respective expense, no more than once in any twelve (12) month period, but at any time or times as Agent may request on or after the occurrence and during the continuance of an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely; (e) Borrower shall and shall cause each Restricted Subsidiary to, produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (g) Borrower and each Restricted Subsidiary assume all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrower shall and shall cause each Restricted Subsidiary to, not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower or Restricted Subsidiary to repurchase such Inventory other than sales of Inventory made subject to Repurchase Obligations; (i) Borrower shall and shall cause each Restricted Subsidiary to, keep the Inventory in good and marketable condition; and (j) Borrower shall and shall cause each Restricted Subsidiary to, not, without prior written notice to Agent or the specific identification of such Inventory with respect thereto provided by Borrower or a Restricted Subsidiary to Agent pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval.

          7.4 Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a) upon Agent's request, Borrower shall and shall cause each Restricted Subsidiary to, at its expense, no more than once in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Equipment and/or the Real Property in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely; (b) Borrower shall and shall cause each Restricted Subsidiary to, keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrower shall and shall cause each Restricted Subsidiary to, use the Equipment and Real Property with all reasonable care and caution as used by companies in Borrower's and each Restricted Subsidiary's industry and in accordance with applicable standards of any insurance and in conformity in all material respects with all applicable laws; (d) the Equipment is and shall be used in Borrower's or a Restricted Subsidiary's business and not for personal, family, household or farming use; (e) Borrower shall and shall cause each Restricted Subsidiary to, not remove any Equipment from the locations set forth or permitted herein, except (i) to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or a Restricted Subsidiary, (ii) to move Equipment directly from one location set forth or permitted herein to another such location in the ordinary course of the business of Borrower or a Restricted Subsidiary and (iii) to move motor vehicles used by or for the benefit of Borrower or a Restricted Subsidiary in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrower shall and shall cause each Restricted Subsidiary to, not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrower assumes all responsibility and liability arising from the use of the Equipment and Real Property.

          7.5 Power of Attorney. Borrower hereby irrevocably designates and appoints and shall cause each Restricted Subsidiary to designate and appoint Agent (and all persons designated by Agent) as Borrower's and such Restricted Subsidiary's true and lawful attorney-in-fact, and authorizes Agent, in Borrower's, any Restricted Subsidiary's or Agent's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of Borrower's and such Restricted Subsidiary's rights and remedies to collect any Receivable or other Collateral,
(iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign Borrower's or such Restricted Subsidiary's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to Borrower and each Restricted Subsidiary and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Agent's determination, to fulfill Borrower's and each Restricted Subsidiary's obligations under this Agreement and the other Financing Agreements and (b) at any time during the existence of a Trigger Event to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse Borrower's and each Restricted Subsidiary's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent or any Lender and deposit the same in Agent's account for application to the Obligations, (iv) endorse Borrower's and each Restricted Subsidiary's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs or foreign export control authorities in Borrower's and each Restricted Subsidiary's name, Agent's name or the name of Agent's designee, and to sign and deliver to customs officials powers of attorney in Borrower's name for such purpose, and to complete in Borrower's and each Restricted Subsidiary's or Agent's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, (vi) sign Borrower's and each Restricted Subsidiary's name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Borrower and each Restricted Subsidiary hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent's or any

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

Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

          7.6 Right to Cure. Agent may after the occurrence and during the continuation of a Trigger Event, at its option, (a) upon notice to Borrower, cure any default by Borrower or any Restricted Subsidiary under any material agreement with a third party that Agent believes may materially and adversely affect the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent therein or the ability of Borrower or any Restricted Subsidiary to perform its obligations hereunder or under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against Borrower or any Restricted Subsidiary,
(c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Agent's good faith judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower or any Obligor. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.


          7.7 Access to Premises. From time to time as reasonably requested by Agent, at the cost and expense of Borrower, (a) Agent or its designee shall have complete access to all of Borrower's and each Restricted Subsidiary's premises during normal business hours and after prior notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's and each Restricted Subsidiary's books and records, including the Records, and (b) Borrower shall, and shall cause each Restricted Subsidiary to, promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and (c) Agent or Agent's designee may use during normal business hours such of Borrower's and each Restricted Subsidiary's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral. Notwithstanding the foregoing, absent the existence of an Event of Default, Borrower shall not be liable for more than four (4) such collateral audits in any calendar year.

SECTION 8.  REPRESENTATIONS AND WARRANTIES

          Borrower hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrower:

          8.1 Corporate Existence; Power and Authority. Parent, Borrower and each Restricted Subsidiary is duly organized and in good standing under the laws of its state of organization and


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

is duly qualified as a foreign entity and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or business of Borrower individually, or Parent, Borrower and the Restricted Subsidiaries, taken as a whole, or the rights of Agent or any Lender in or to the Collateral used in the calculation of the Borrowing Base or any material portion of any other Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within Parent's, Borrower's and each Restricted Subsidiary's powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of Parent's, Borrower's or such Restricted Subsidiary's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Parent, Borrower or such Restricted Subsidiary is a party or by which Parent, Borrower or such Restricted Subsidiary's or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Parent, Borrower or such Restricted Subsidiary. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower and each Restricted Subsidiary enforceable in accordance with their respective terms subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditor's rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    8.2   Name; State of Organization; Chief Executive Office; Collateral
          Locations.


                  (a) The exact legal name of Borrower is as set forth on the signature page of this Agreement and the exact legal name of Parent, Borrower and each Restricted Subsidiary is set forth in the Information Certificate. None of Parent, Borrower or any Restricted Subsidiary has, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

                  (b) Parent, Borrower and each Restricted Subsidiary is an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of Parent, Borrower and each Restricted Subsidiary or accurately states that Parent, Borrower or any Restricted Subsidiary has none and accurately sets forth the federal employer identification number of Parent, Borrower and each Restricted Subsidiary.

                  (c) The chief executive office and mailing address of Parent, Borrower and each Restricted Subsidiary and Parent's, Borrower's and each Restricted Subsidiary's Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the right of Parent, Borrower and each Restricted Subsidiary to establish new locations

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

in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Parent, Borrower or any Restricted Subsidiary and sets forth the owners and/or operators thereof.

          8.3 Financial Statements; No Material Adverse Change. All financial statements relating to Parent, Borrower or any Restricted Subsidiary which have been or may hereafter be delivered by Borrower to Agent and Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present the financial condition and the results of operation of Parent, Borrower and each Restricted Subsidiary as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Agent prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower individually, or Parent, Borrower and the Restricted Subsidiaries, taken as a whole, since the date of the most recent audited financial statements furnished by Borrower to Agent prior to the date of this Agreement.

          8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and, after the filing of appropriate UCC financing statements and the proper recording of the mortgages, perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 to the Information Certificate and the other liens permitted under Section 9.8 hereof. Parent, Borrower and each Restricted Subsidiary has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent and such others as are specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 9.8 hereof.

          8.5 Tax Returns. Borrower has filed, and has caused Parent and each Restricted Subsidiary to file, or caused to be filed, in a timely manner all tax returns required to be filed by it and, except where the failure to file could not reasonably be expected to have a material adverse effect on the business, assets, operations or prospects of Borrower individually, or Parent, Borrower and the Restricted Subsidiaries, taken as a whole, or on the ability of Borrower individually, or Parent, Borrower and the Restricted Subsidiaries, taken as a whole, to perform their respective obligations under any of the Collateral Agreements to which any of them are a party or of Agent or any Lender to enforce any Obligations or realize upon the Collateral used in the calculation of the Borrowing Base or any material portion of any other Collateral, all other reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid and has caused each Restricted Subsidiary to pay or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Parent, Borrower and each Restricted Subsidiary and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all



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

accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

          8.6 Litigation. Except as set forth in Schedule 8.6 to the Information Certificate, there is no present investigation by any Governmental Authority pending, or to the best of Parent's, Borrower's or any Restricted Subsidiary's knowledge threatened, against or affecting Parent, Borrower or any Restricted Subsidiary, their assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Parent's, Borrower's or any Restricted Subsidiary's knowledge threatened, against Parent, Borrower or any Restricted Subsidiary or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Parent, Borrower or any Restricted Subsidiary could reasonably be expect to result in a material adverse change in the business, assets, operations or prospects of Borrower individually, or Parent, Borrower and the Restricted Subsidiaries, taken as a whole, or on the ability of Borrower individually, or Parent, Borrower and the Restricted Subsidiaries, taken as a whole, to perform their respective obligations under any of the Collateral Agreements to which any of them are a party or of Agent or any Lender to enforce any Obligations or to realize upon the Collateral used in the calculation of the Borrowing Base or any material portion of any other Collateral.

          8.7 Compliance with Other Agreements and Applicable Laws. Each of Parent, Borrower and each Restricted Subsidiary is not in default in any material respect under, or in violation in any material respect of any of the terms of, any Material Contract and each of Parent, Borrower and each Restricted Subsidiary is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local Governmental Authority.

          8.8     Environmental Compliance.
                  ------------------------

                  (a) Except as set forth on Schedule 8.8 to the Information Certificate, none of Parent, Borrower and any Subsidiary have generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Parent, Borrower and each Subsidiary of Borrower complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

                  (b) Except as set forth on Schedule 8.8 to the Information Certificate, there has been no investigation, proceeding, complaint, order, letter, information request, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of Borrower's or any Restricted Subsidiary's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Parent, Borrower and any Subsidiary or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which could reasonably be expected to have a material adverse effect on the

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


business, operations or assets of Borrower individually or Parent, Borrower, and the Restricted Subsidiaries taken as a whole, or the fair market value of, or the use of, any Eligible Real Property.

                  (c) Parent, Borrower and Borrower's Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                  (d) Parent, Borrower and Borrower's Subsidiaries have all material licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Parent, Borrower or each Restricted Subsidiary under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.


          8.9     Employee Benefits.
                  -----------------

                  (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of Borrower's knowledge, nothing has occurred which would cause the loss of such qualification. Parent, Borrower and Borrower's ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or to the best of Borrower's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the
Code) are not less than such Plan's liabilities under Section 4001(a)(16) of ERISA; (iii) Parent, Borrower and Borrower's ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) Parent, Borrower and Borrower's ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) Parent, Borrower and Borrower's ERISA Affiliates have not engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

          8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Parent, Borrower or any Restricted Subsidiary maintained at



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


any bank or other financial institution are set forth in Schedule 8.10 to the Information Certificate, subject to the right of Parent, Borrower and each Restricted Subsidiary to establish new accounts in accordance with Section 5.2 hereof.

          8.11 Intellectual Property. Parent, Borrower and each Restricted Subsidiary owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, none of Parent, Borrower or any Restricted Subsidiary has any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in
Schedule 8.11 to the Information Certificate hereto except to the extent an omission could not reasonably be expected to have a material adverse effect on the business, assets, operations or prospects of Borrower individually, or Parent, Borrower and the Restricted Subsidiaries, taken as a whole, or on the ability of Borrower individually, or Parent, Borrower and the Restricted Subsidiaries, taken as a whole, to perform their respective obligations under any of the Collateral Agreements to which any of them is a party or of Agent or any Lender to enforce any Obligations or realize upon the Collateral used in the calculation of the Borrowing Base or any material portion of any other Collateral, and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 to the Information Certificate. To the knowledge of Parent or Borrower, no event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of Borrower's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by Parent, Borrower or any Restricted Subsidiary infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting Parent, Borrower or any Restricted Subsidiary contesting its right to sell or use any such Intellectual Property. Schedule 8.11 to the Information Certificate sets forth all of the agreements or other arrangements of Parent, Borrower and each Restricted Subsidiary pursuant to which such Person has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Person as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by Parent, Borrower and each Restricted Subsidiary after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement"). No trademark, servicemark or other Intellectual Property at any time used by Borrower or any Restricted Subsidiary which is owned by another person, or owned by Borrower or any Restricted Subsidiary subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Agent, is affixed to any Eligible Inventory, except to the extent permitted under the term of the License Agreements listed on Schedule 8.11 to the Information Certificate.






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

         8.12     Subsidiaries; Affiliates; Capitalization; Solvency.

                  (a) Borrower does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate, subject to the right of Borrower to form or acquire Subsidiaries in accordance with Section 9.10 hereof.

                  (b) Borrower is the record and beneficial owner, directly or indirectly, of all of the issued and outstanding shares of Capital Stock or other equity interests of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by Borrower and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares.

                  (c) The issued and outstanding shares of Capital Stock or other equity interests of Borrower are directly and beneficially owned and held by the persons indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Agent prior to the date hereof.

                  (d) (i) Parent and its Subsidiaries, taken as a whole, and
(ii) Parent, Borrower and the Restricted Subsidiaries, taken as a whole, are Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Agent and the other transaction contemplated under the Financing Agreements.

         8.13     Labor Disputes.

                  (a) Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to Parent, Borrower or any Restricted Subsidiary and any union, labor organization or other bargaining agent in respect of the employees of such Person on the date hereof.

                  (b) Except as set forth in the Information Certificate, there is (i) no significant unfair labor practice complaint pending against Parent, Borrower or any Restricted Subsidiary or, to the best of Borrower's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against Parent, Borrower or any Restricted Subsidiary or, to best of Borrower's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Parent, Borrower or any Restricted Subsidiary or, to the best of Borrower's knowledge, threatened against Borrower.

         8.14 Restrictions on Restricted Subsidiaries. Except for restrictions contained in this Agreement or the Indentures, there are no contractual or consensual restrictions on Parent,

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


Borrower or any Restricted Subsidiary which prohibit or otherwise restrict (a) the transfer of cash or other assets (other than cash or other assets which are subject to Permitted Liens under clauses (e), (f), (g), (h), (j), (k), (m), (n),
(o) or (p) of Section 9.8) (1) among Parent, Borrower and any Restricted Subsidiary or (2) between any Restricted Subsidiaries or (b) the ability of Parent, Borrower or any Restricted Subsidiary to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

         8.15 Material Contracts. Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which Parent, Borrower and each Restricted Subsidiary is a party or is bound as of the date hereof. Borrower has delivered true, correct and complete copies of such Material Contracts to Agent on or before the date hereof. None of Parent, Borrower or any Restricted Subsidiary is in breach of or in default in any material respect under any Material Contract and none of Parent, Borrower or any Restricted Subsidiary has received any notice of the intention of any other party thereto to terminate any Material Contract.

         8.16 Payable Practices. None of Parent, Borrower or any Restricted Subsidiary has made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

         8.17 Accuracy and Completeness of Information. All information furnished by or on behalf of Parent, Borrower or any Restricted Subsidiary in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading provided, however, that to the extent any such information includes or incorporates by reference any forward-looking statements which reflect Borrower's current view (as of the date such statement is made) with respect to future events, such statements are subject to uncertainties and other factors which could cause actual results to differ materially from such statements. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets, operations or prospects of Borrower individually, or Parent, Borrower and the Restricted Subsidiaries, taken as a whole, which has not been fully and accurately disclosed to Agent in writing prior to the date hereof.

         8.18 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder, except to the extent such representations and warranties address matters only as of a particular date (which representations and warranties shall have been true and correct as of such date) and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Agent or any Lender.


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

SECTION 9.        AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1      Maintenance of Existence.

                  (a) Except as otherwise permitted in Section 9.7, Borrower shall, and shall cause Parent and each Restricted Subsidiary to, at all times preserve, renew and keep in full, force and effect its legal existence and rights and franchises with respect thereto and maintain in full force and effect all material permits, licenses, trademarks, tradenames, approvals, authorizations, leases and Material Contracts necessary to carry on the business as presently or proposed to be conducted.

                  (b) Borrower shall not, nor shall Borrower allow Parent or any Restricted Subsidiary to, change its name unless each of the following conditions is satisfied: (ii) Agent shall have received not less than thirty
(30) days prior written notice from Borrower of such proposed change in such Person's legal name, which notice shall accurately set forth the new name; and
(ii) Agent shall have received a copy of the amendment to the organizational documents of such Person providing for the name change certified by the appropriate Governmental Authority of the jurisdiction of incorporation or organization of such Person as soon as it is available.

                  (c) Borrower shall not, nor shall Borrower allow Parent or any Restricted Subsidiary to, change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than thirty
(30) days' prior written notice from Borrower of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith. Borrower shall not, nor shall Borrower allow Parent or any Restricted Subsidiary to, change its type of organization, jurisdiction of organization or other legal structure without thirty (30) days' prior written notice to Agent.

         9.2 New Collateral Locations. Borrower and each Restricted Subsidiary may only open new locations within the continental United States and Canada and then only if Borrower (a) gives Agent five (5) Business Days prior written notice from Borrower of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem necessary or desirable to protect its interests in the Collateral at such location.

         9.3      Compliance with Laws, Regulations, Etc.

                  (a) Borrower shall, and shall cause Parent and each Restricted Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.



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


                  (b) Borrower shall, and shall cause Parent and each Restricted Subsidiary to, give prompt written notice to Agent upon receipt of any written notice of, or otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any applicable Environmental Law by Borrower or any Restricted Subsidiary or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law in each case, to the extent such events described in sub clause of the clause (b) would reasonably be expected to result in a liability to Parent, Borrower or any Restricted Subsidiary in excess of $100,000. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower to Agent. Borrower, and shall cause Parent and each Restricted Subsidiary to, shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

                  (c) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of Parent, Borrower or any Restricted Subsidiary in order to avoid any material non-compliance, with any Environmental Law, such Person shall, at Agent's request and such Person's expense: (i) cause an independent environmental engineer acceptable to Agent to conduct such tests of the site where such Person's non-compliance or alleged non-compliance with such Environmental Laws has occurred and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

                  (d) Borrower shall, and shall cause Parent and each Restricted Subsidiary to, indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonably attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Parent, Borrower or any Restricted Subsidiary and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section
9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.4 Payment of Taxes and Claims. Borrower shall, and shall cause Parent and each Restricted Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and

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

available to Parent, Borrower or such Restricted Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Agent or any Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Agent and Lenders harmless with respect to the foregoing, and to repay to Agent, for the benefit of Lenders, on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lenders from any amounts charged or paid hereunder to Lenders. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.5 Insurance. Borrower shall, and shall cause Parent and each Restricted Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Agent as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Agent as Agent shall require as proof of such insurance, and, if Borrower fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for Parent, Borrower and each Restricted Subsidiary in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Agent. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent shall be paid regardless of any act or omission by Parent, Borrower or any Restricted Subsidiary or their respective Affiliates. If a Trigger Event exists and is continuing, Agent may, at its option, apply any insurance proceeds received by Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine or hold such proceeds as cash collateral for the Obligations. If no Trigger Event exists and is continuing, Agent shall return any insurance proceeds to Borrower so long as the return of such insurance proceeds does not cause a Trigger Event to occur.

         9.6      Financial Statements and Other Information.

                  (a) Borrower shall, and shall cause Parent and each Restricted Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Parent and its Subsidiaries in accordance with GAAP. Borrower shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Parent, Borrower and each Restricted Subsidiary, and to notify the auditors and accountants of Borrower that Agent is authorized to obtain such information directly from them. Without limiting the foregoing, Borrower shall furnish or cause to be furnished to Agent, the following: (i) within fifteen (15) days after the end of each fiscal month other than the last month of Borrower's fiscal year and within thirty (30) days after the end of the last month of Borrower's fiscal year, monthly unaudited consolidated and consolidated summary financial statements, and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Borrower, subject to normal year-end and quarter-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with, if applicable, a schedule in form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Borrower was in compliance with the covenants set forth in Sections 9.17, 9.18 and 9.19 of this Agreement for such month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail (accompanied by the unaudited consolidating financial statements used in the preparation thereof), fairly presenting the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Agent, that such audited financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended.

                  (b) Borrower shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which could reasonably be expected to result in a material adverse change in the business, properties, assets, goodwill or condition, financial or otherwise, of Borrower individually, or Parent, Borrower and the Restricted Subsidiaries, taken as a whole (ii) any Material Contract being terminated or amended or any new Material Contract entered into (in which event Borrower shall provide Agent with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $1,000,000 shall have been entered against Parent, Borrower or any Restricted Subsidiary or any of their respective properties or assets, (iv) any notification of violation of laws or regulations received by Parent, Borrower or any Restricted Subsidiary that could reasonably be expected to have a material adverse effect on the business, operations or assets or the fair market value of, or the use of, any properties of Borrower individually, or Parent, Borrower and the Restricted Subsidiaries, taken as a whole, or the ability of Borrower individually, or Parent, Borrower and the Restricted Subsidiaries, taken as a whole, to perform their respective obligations under any of the Collateral Agreements to which any of them are a party or of Agent or any Lender to enforce any Obligations or realize upon the Collateral used in the calculation of the Borrowing Base or any


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

material portion of any other Collateral, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.

                  (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which Parent, Borrower or any Restricted Subsidiary sends to its stockholders generally and copies of all reports and registration statements which Parent, Borrower or any Restricted Subsidiary files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

                  (d) Borrower shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Parent, Borrower and the Restricted Subsidiary, as Agent may, from time to time, reasonably request. Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Parent, Borrower and the Restricted Subsidiary to any court or other Governmental Authority or to any Lender or Participant or to any prospective Lender or prospective Participant. Borrower hereby irrevocably authorizes all accountants or auditors to deliver to Agent, at Borrower's expense, copies of the financial statements of Parent and its Subsidiaries and any management letters prepared by such accountants or auditors on behalf of Borrower or any of its Subsidiaries. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by Borrower to Agent or such Lender in writing.

         9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrower shall not, and shall not permit any Restricted Subsidiary to (and neither Agent nor any Lender authorizes Borrower to), directly or indirectly,

                  (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it except that
(i) any Restricted Subsidiary or Obligor may merge with and into or consolidate with any other Restricted Subsidiary or Obligor, (ii) any Restricted Subsidiary may merge with and into a Person that will, upon the consummation of such merger become a Restricted Subsidiary; provided that such Person executes and delivers all documents and agreements required to be executed and delivered by a Restricted Subsidiary and, after a Trigger Event, Agent shall have consented (which consents shall not be unreasonably withheld), and (iii) any Subsidiary formed for the purpose of effectuating an acquisition permitted under Section
9.10 hereof may merge or consolidate with a Person acquired pursuant to such permitted acquisition; or

                  (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person after the occurrence and during the continuance of a Trigger Event, except for (i) sales of Inventory in the ordinary course of business, (ii) the disposition of worn-out or obsolete Equipment so long as (A) any proceeds are paid to Agent and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $1,000,000 for all such Equipment disposed of in any fiscal year of Borrower, (iii) the issuance and sale by Borrower or any Restricted Subsidiary of Capital Stock


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

of Borrower or any Restricted Subsidiary after the date hereof, (iv) sales of Inventory in connection with actions otherwise permitted hereunder, (v) sales of the Real Property set forth on Schedule 9.7(b), (vi) sales of other assets which in the aggregate amount to no more than $10,000,000 in any fiscal year and (vii) the sale, assignment, lease or transfer or disposal of any assets by Borrower or any Restricted Subsidiary to a Restricted Subsidiary; provided, that, (A) Agent shall have received not less than ten (10) Business Days prior written notice of such issuance and sale by Borrower or any Restricted Subsidiary, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by Borrower or any Restricted Subsidiary from such sale, (B) neither Borrower nor any Restricted Subsidiary shall be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of Borrower or any Restricted Subsidiary to request or receive Loans or Letter of Credit Accommodations or the right of Borrower or any Restricted Subsidiary to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrower with Agent or are more restrictive or burdensome to Borrower or any Restricted Subsidiary than the terms of any Capital Stock in effect on the date hereof, and
(D) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred;

                  (c) wind up, liquidate or dissolve except that any Restricted Subsidiary may wind up, liquidate and dissolve, provided, that each of the following conditions is satisfied, (i) the winding up, liquidation and dissolution of such Person shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other loan agreement or instrument to which such Restricted Subsidiary is a party or may be bound, (ii) such winding up, liquidation or dissolution shall be done in accordance with all material requirements of applicable laws and regulations, and (iii) effective upon such winding up, liquidation or dissolution, all of the assets and properties of such Person shall be duly and validly transferred and assigned to Borrower or another Restricted Subsidiary subject to the liens and security interests of Agent to the extent capable of being transferred and permitted by applicable law; or

                  (d) agree to do any of the foregoing not otherwise permitted.

         9.8 Encumbrances. Borrower shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume, suffer or permit to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except for the following (each a "Permitted Lien"): (a) the security interests and liens of Agent for itself and the benefit of Lenders; (b) liens securing the payment of taxes, assessments or other governmental charges or levies, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Restricted Subsidiary, as the case may be and with


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

respect to which adequate reserves have been set aside on its books; (c) non-consensual liens imposed by law (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's or such Restricted Subsidiary's business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Restricted Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions or other matters of record disclosed in the title commitments acceptable to Agent delivered by Borrower to Agent in connection with this Agreement affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or the ordinary conduct of the business of Borrower or such Restricted Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto; (e) purchase money security interests in Equipment (including Capital Leases) and Inventory and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof; (f) the security interests and liens set forth on Schedule 8.4 to the Information Certificate and (g) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith pledges or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits in connection with self-insurance arrangements, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business consistent with industry practices; (h) liens on Real Property and Equipment securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, such property excluding Eligible Real Property and Eligible Equipment of such Person; provided, however, that (i) the lien may not extend to any other property owned by such Person or any of its Subsidiaries, (ii) the Indebtedness (other than any interest thereon) secured by the lien may not be incurred more than 360 days (or thereafter if such lien is created pursuant to a firm commitment to lend entered into within such 360-day period) after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the lien and (iii) Agent shall have a second lien on such property; (i) liens on Eligible Real Property and Eligible Equipment that are subordinate to Agent's liens pursuant to a subordination agreement in form and substance satisfactory to Agent, (j) liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that (i) the liens may not extend to any other property owned by such Person or any of its Subsidiaries, (ii) such liens were existing prior to the consummation of the acquisition and were not created in contemplation of or in connection with such acquisition and (iii) such liens are not on Receivables or Inventory of such Person or a Subsidiary of such Person; (k) liens securing Indebtedness related to Floor Plan Financing Lines; (l) liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Subsidiary of such Person provided that such Indebtedness is subject to the Contribution, Incentive and Offset Agreement;


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

(m) liens on cash and Cash Equivalents securing Hedging Obligations; (n) liens to secure any refinancing (or successive refinancings) as a whole, or in part, of any Indebtedness secured by any lien referred to in the foregoing clauses
(f), (h), (j), (k), and (l); provided, however, that:

                  (i) such new lien shall be limited to all or part of the same property that secured the original lien (plus improvements to or on such property); and

                  (ii) the Indebtedness secured by such lien at such time is not increased to any amount greater than the sum of

                           (I) the outstanding principal amount or, if greater,
                  committed amount of the Indebtedness described under clauses
                  (f), (h), (j), (k), and (l) of this Section at the time the original lien arose and

                           (II) an amount necessary to pay any fees and
                  expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(o) any lien on Real Property (other than Eligible Real Property) incurred after the date hereof, incurred or assumed in connection with the issuance by a state or political subdivision thereof of any securities, or any lien securing any letters of credit issued in support of such securities, the interest on which is exempt from Federal income taxes by virtue of Section 103 of the Code, or any other laws and regulations in effect at the time of such issuance; (p) liens on Real Property (other than Eligible Real Property) incurred after the date hereof in favor of, or required by contracts with, governmental entities; and (q) liens arising out of judgments against Parent, Borrower or any Restricted Subsidiary being contested in good faith by such Person provided that after such judgment arises, no Event of Default shall exist.

         9.9 Indebtedness. Borrower shall not, and shall not permit Parent or any Restricted Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, suffer or permit to exist, any Indebtedness or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the performance, dividends or other obligations of any Person, except:

                  (a) the Obligations;

                  (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and Inventory and purchase money mortgages on Real Property so long as such security interests and mortgages do not apply to any property of Borrower or any Restricted Subsidiary other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

                  (c) guarantees by Parent or any Restricted Subsidiary of Borrower of the Obligations in favor of Agent or any Lender;


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


                  (d) Indebtedness of Borrower or any Restricted Subsidiary in connection with any Hedging Obligations; provided, that, such Hedging Obligations are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $250,000,000 and are not for speculative purposes and such Indebtedness shall be unsecured;

                  (e) Indebtedness of Parent, Borrower or any Restricted Subsidiary the net proceeds of which are used, at a time when no Event of Default exists and is continuing, to refinance existing Indebtedness under the Indentures;

                  (f) Permitted Intercompany Indebtedness;

                  (g) Indebtedness of Parent, Borrower or any Restricted Subsidiary incurred in connection with Floor Plan Financing Lines in the ordinary course of business;

                  (h) unsecured Indebtedness of Borrower or any Restricted Subsidiary arising after the date hereof to any third person (other than Indebtedness otherwise permitted under this Section 9.9), provided, that, each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness shall be on terms and conditions acceptable to Agent and shall be subject and subordinate in right of payment to the right of Agent to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations pursuant to the terms of an intercreditor agreement between Agent and such third party, in form and substance satisfactory to Agent, (ii) Agent shall have received not less than ten (10) days prior written notice of the intention of Borrower or any Restricted Subsidiary to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect hereto and such other information as Agent may reasonably request with respect thereto, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) on and before the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (v) Borrower shall not, and shall not allow any Restricted Subsidiary to, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, Borrower and each Restricted Subsidiary may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (iv) Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or any Restricted Subsidiary or on its behalf promptly after the receipt thereof, or sent by Borrower or on its behalf concurrently with the sending thereof, as the case may be;

                  (i) the Indebtedness set forth on Schedule 9.9 to the Information Certificate; provided, that, (i) Borrower and any Restricted Subsidiary may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrower shall not, and shall not allow any Restricted Subsidiary to, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose; and (iii) Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or any Restricted Subsidiary or on its behalf, promptly after the receipt thereof, or sent by Borrower or any Restricted Subsidiary or on its behalf, concurrently with the sending thereof, as the case may be; provided, that, notwithstanding anything to the contrary in clause (i),
(ii) and (iii) above, Borrower and Parent may redeem, retire, defease, purchase or otherwise acquire Indebtedness existing under their respective Indentures to the extent a Trigger Event has not occurred and is not continuing at the time of, or would be caused by, such redemption, retirement, defeasance, purchase or other acquisition;

                  (j) guarantees by Borrower or unsecured guarantees by Parent of Indebtedness permitted to be incurred by another provision of Section 9.9 other than clause (l);

                  (k) the incurrence by Parent, Borrower or any Restricted Subsidiary of Indebtedness under repurchase agreements entered into in the ordinary course of business consistent with customary industry practices in connection with floor-plan financing arrangements;

                  (l) Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Subsidiary was acquired by Parent, Borrower or any Restricted Subsidiary (other than Indebtedness incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Parent, Borrower or any Restricted Subsidiary); and

                  (m) unsecured guarantees by Borrower, Parent, or a Restricted Subsidiary of any Warehouse Facility or in connection with any Securitization Transaction.

         9.10 Loans, Investments, Etc. After the occurrence and during the continuance of a Trigger Event, Borrower shall not, and shall not permit Parent or any Restricted Subsidiary, directly or indirectly, make, or suffer or permit to exist, any loans or advance money or property to any person, or any investment in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

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

                  (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

                  (b) investments in cash or Cash Equivalents, provided, that,
(i) no Revolving Loans are then outstanding and (ii) the terms and conditions of
Section 5.2 hereof shall have been satisfied with respect to the deposit account or investment account in which such cash or Cash Equivalents are held;

                  (c) the existing equity investments of Borrower and the Restricted Subsidiaries as of the date hereof in their respective Subsidiaries, provided, that, Borrower shall have no obligation to make any other investment in, or loans to, or other payments in respect of, any such Subsidiaries;

                  (d) equity investments of Borrower or any Restricted Subsidiary in any wholly-owned Subsidiary incorporated under the laws of any State of the United States of America formed or acquired after the date hereof or in another Person if as a result of such investment such other Person is merged or consolidated with or into or transfers or conveys, all or substantially all of its assets to a Restricted Subsidiary, provided, that, (i) no Event of Default exists or would result from making the proposed investment,
(ii) promptly upon such formation or acquisition, Borrower shall cause any such Subsidiary to execute and deliver to Agent, in form and substance satisfactory to Agent, (A) an absolute and unconditional guarantee of payment of the Obligations, (B) a security agreement granting to Agent a first security interest and lien (except as otherwise consented to in writing by Agent) upon all of the assets of such Subsidiary, and (C) such other agreements, documents and instruments as Agent may require, including, but not limited to, supplements and amendments hereto and other loan agreements or instruments evidencing Indebtedness of such new Subsidiary to Agent, (iii) promptly upon Agent's request: (A) Borrower or such Restricted Subsidiary shall execute and deliver to Agent, in form and substance satisfactory to Agent, a pledge and security agreement granting to Agent a first pledge of and lien on all of the issued and outstanding shares of Capital Stock of such Subsidiary, and (B) Borrower or such Restricted Subsidiary shall deliver the original stock certificates evidencing such shares of Capital Stock (or such other evidence as may be issued in the case of a limited liability company or other entity) together with stock powers with respect thereto duly executed in blank (or the equivalent thereof in the case of a limited liability company), (iv) as of the date of any payment in respect of such investment and after giving effect thereto, no Default or Event of Default shall exist or have occurred, and (v) in no event shall the aggregate amount of all capital contributions, investments or other amounts paid by Borrower or such Restricted Subsidiary to any Subsidiary formed or acquired after the date hereof or to any other person for or otherwise in connection with the formation or acquisition thereof exceed $250,000;

                  (e) stock or obligations issued to Borrower or any Restricted Subsidiary by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to Borrower or any Restricted Subsidiary in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person, or as a result of a foreclosure by, or other transfer to, Parent, Borrower or any Restricted Subsidiary with respect to a secured investment; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon

Agent's request, together with such stock power, assignment or endorsement by Borrower or any Restricted Subsidiary as Agent may request;

                  (f) obligations of account debtors to Borrower or any Restricted Subsidiary arising from Accounts which were not paid on the original due date and which are evidenced by a promissory note made by such account debtor payable to Borrower or any Restricted Subsidiary; provided, that, promptly upon the receipt of the original of any such promissory note by Borrower or any Restricted Subsidiary, such promissory note shall be endorsed to the order of Agent by Borrower or any Restricted Subsidiary, as applicable and promptly delivered to Agent as so endorsed;

                  (g) the Permitted Intercompany Indebtedness permitted under
Section 9.9(f) hereof;

                  (h) the loans and advances set forth on Schedule 9.10 to the Information Certificate; provided, that, as to such loans and advances, (i) Borrower shall not, and shall not permit any or any Restricted Subsidiary to, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto and (ii) Borrower shall furnish to Agent all notices or demands in connection with such loans and advances either received by Borrower or any Restricted Subsidiary or on its behalf, promptly after the receipt thereof, or sent by Borrower or any Restricted Subsidiary or on its behalf, concurrently with the sending thereof, as the case may be;

                  (i) [Intentionally Omitted]

                  (j) unsecured investments in Hedging Obligations;

                  (k) investments made in connection with the purchase of assets pursuant to Repurchase Obligations;

                  (l) loans or advances to retailers in the ordinary course of business consistent with industry practices and not to exceed $5,000,000 outstanding at any one time;

                  (m) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business consistent with industry practices;

                  (n) loans or advances to employees made in the ordinary course of business consistent with industry practices of Parent, Borrower or such Restricted Subsidiary; provided, however, that Parent, Borrower or such Restricted Subsidiary may make up to $2,000,000 of loans or advances in the aggregate to employees in the ordinary course of business regardless of industry practices of Parent, Borrower or such Restricted Subsidiary; and

                  (o) investments in any Person to the extent such investment represents the non-cash portion of the consideration received for an asset sale as permitted pursuant to the provisions of Section 9.7.

         9.11 Dividends and Redemptions. After the occurrence and during the continuance of a Trigger Event, Borrower shall not, and shall not permit Parent or any Restricted Subsidiary to, directly or indirectly, declare or pay any dividends on account of any shares of any class of Capital Stock of Borrower or any Restricted Subsidiary now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except (i) in any case, in the form of shares of Capital Stock consisting of common or preferred stock, (ii) in the case of Restricted Subsidiaries, any Restricted Subsidiary may pay dividends to Borrower, (iii) any payment made out of the net cash proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of Parent or a substantially concurrent cash capital contribution received by Parent from its shareholders;
(iv) so long as no Event of Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of Parent or any of its Subsidiaries from employees, former employees, directors or former directors of Parent or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Parent under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $2,000,000 in any calendar year; and (v) so long as no Event of Default has occurred and is continuing or would be caused by payment, the payment of any dividend or other distribution by a wholly-owned Restricted Subsidiary to holders of its equity interests on a pro rata basis.

         9.12 Transactions with Affiliates. After the occurrence and during the continuance of a Trigger Event, Borrower shall not, and shall not permit Parent or any Restricted Subsidiary to, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Borrower or any Restricted Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or any Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or any Restricted Subsidiary than such Person would obtain in a comparable arm's length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or other Affiliate of such Person except reasonable compensation to Affiliates, officers, employees and directors for services rendered to such Person in the ordinary course of business.

         9.13 Compliance with ERISA. Borrower shall and shall cause Parent and each of its ERISA Affiliates to: (a) maintain each Plan (other than a Multiemployer Plan) in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under
Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) not allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation.

         9.14 End of Fiscal Years: Fiscal Quarters. Borrower shall, for financial reporting purposes, cause Parent, and each of its Subsidiaries' (a) fiscal years to end on or about December 31 of each year and (b) fiscal quarters to end on or about March 31, June 30, September 30 and December 31 of each year.

         9.15 Change in Business. Borrower shall not, nor shall it permit Parent or any Restricted Subsidiary to, engage in any business other than the business of Parent, Borrower or such Restricted Subsidiary currently conducted on the date hereof and any business reasonably related, ancillary or complimentary to the business in which Parent, Borrower or such Restricted Subsidiary is currently engaged on the date hereof or any business proposed to be conducted with the consent of Agent (which consent shall not be unreasonably withheld).

         9.16 Limitation on Restrictions Affecting Subsidiaries. Borrower shall not, nor shall it permit Parent or any Restricted Subsidiary to, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any direct or indirect Subsidiary of Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to Borrower or any Restricted Subsidiary; (b) make loans or advances to Borrower or any Restricted Subsidiary, (c) transfer any of its properties or assets to Borrower or any Restricted Subsidiary; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or any of its direct or indirect Subsidiaries,
(iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of Borrower or any of its direct or indirect Subsidiaries, (v) any agreement relating to permitted Indebtedness incurred by a direct or indirect Subsidiary of Borrower prior to the date on which such direct or indirect Subsidiary was acquired by Borrower and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

         9.17 EBITDA. At any time when a Trigger Event exists and is continuing, Borrower shall have EBITDA as set forth below calculated as of the end of each period set forth below during which such Trigger Event continues to exist and also as of the end of the fiscal quarter immediately prior to the occurrence of such Trigger Event, as set forth below:


                  Period                                        Required EBITDA
                  1/1/03 to 3/31/03                             ($1,500,000)

                  1/1/03 to 6/30/03                             $14,500,000

                  1/1/03 to 9/30/03                             $32,369,000

                  1/1/03 to 12/31/03                            $45,183,000

                  Four quarters ending on:  3/31/04             $45,183,000
                  and each fiscal quarter ending thereafter



         9.18 Fixed Charge Coverage Ratio. At any time when a Trigger Event exists and is continuing, Borrower shall have a Fixed Charge Coverage Ratio for the (i) three month period ending on or about March 31, 2003 of not less than (0.084) to 1:00; (ii) six month period ending on or about June 30, 2003 of not less than 0.437 to 1:00; (iii) nine month period ending on or about September 30, 2003 of not less than 0.663 to 1:00; and (iv) twelve month period ending on or about December 31, 2003 and each twelve month period ending on or about the last day of each fiscal quarter of the Company occurring thereafter of not less than 1:00 to 1:00 at the end of each fiscal quarter during which such Trigger Event continues to exist and also as of the end of the fiscal quarter immediately prior to the occurrence of such Trigger Event.

         9.19 Excess Availability. Borrower shall, at all times after the occurrence and during the continuance of a Trigger Event, maintain the sum of
(i) Excess Availability (without considering any amount of funds in the Wachovia Restricted Account at the time of determination, which amount may be negative) and (ii) the amount of funds in the Wachovia Restricted Account at the time of determination at not less than $5,000,000.

         9.20     License Agreements.

                  (a) Borrower shall, and shall cause Parent and each Restricted Subsidiary, (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to
Section 9.20(b) below, Parent, Borrower and each Restricted Subsidiary may cancel, surrender or release any material License Agreement in the ordinary course of the business of Parent, Borrower or such Restricted Subsidiary; provided, that, Borrower shall give Agent not less than thirty (30) days prior written notice of Parent's, its or a Restricted

Subsidiary's intention to so cancel, surrender and release any such material License Agreement, (iv) give Agent prompt written notice of any material License Agreement entered into by Parent, Borrower or any Restricted Subsidiary after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request, (v) give Agent prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Agent (promptly upon the receipt thereof by Borrower in the case of a notice to Borrower, and concurrently with the sending thereof in the case of a notice from Borrower) a copy of each notice of default and every other notice and other communication received or delivered by Borrower in connection with any material License Agreement which relates to the right of Borrower to continue to use the property subject to such License Agreement, and (vi) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may require from time to time concerning the observance, performance and compliance by Borrower or the other party or parties thereto with the terms, covenants or provisions of any material License Agreement.

                  (b) Borrower will, and will cause each Restricted Subsidiary to, either exercise any option to renew or extend the term of each material License Agreement to which it is a party in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Agent or give Agent prior written notice that Parent, Borrower or any Restricted Subsidiary does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration. In the event of the failure of Parent, Borrower or any Restricted Subsidiary to extend or renew any material License Agreement, Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Agent or in the name and behalf of Parent, Borrower or any Restricted Subsidiary, as Agent shall determine at any time that an Event of Default shall exist or have occurred and be continuing. Agent may, but shall not be required to, perform any or all of such obligations of Parent, Borrower or any Restricted Subsidiary under any of the License Agreements, including, but not limited to, the payment of any or all sums due from Parent, Borrower or any Restricted Subsidiary thereunder. Any sums so paid by Agent shall constitute part of the Obligations.

         9.21 After Acquired Real Property. If Parent, Borrower or any Restricted Subsidiary hereafter acquires any owned Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages and such owned Real Property, fixtures or other property at any one location has a fair market value in an amount equal to or greater than $5,000,000 (or if a Default or Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Agent and Lenders, or duties or obligations of Borrower or any Restricted Subsidiary, upon Agent's request, Borrower shall, and shall cause Parent and each Restricted Subsidiary to, shall execute and deliver to Agent a mortgage, deed of trust or deed to secure debt, as Agent may determine, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state laws satisfactory to Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such owned

Real Property or other property is located granting to Agent a first and only lien and mortgage on and security interest in such Real Property, fixtures or other property (except as Borrower would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Agent) and such other agreements, documents and instruments as Agent may reasonably require in connection therewith.

         9.22 Costs and Expenses. Borrower shall pay to Agent on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and Parent's, Borrower's or any Restricted Subsidiary's operations, plus a per diem charge at the rate of $750 per person per day for Agent's examiners in the field and office; and (g) the fees and disbursements of counsel (including legal assistants) to Agent and Lenders in connection with any of the foregoing.

         9.23 Intercompany Indebtedness. Borrower shall not, and shall not permit any Restricted Subsidiary to, cancel or forgive any intercompany Indebtedness except to the extent provided by any of the other Financing Agreements.

         9.24 Further Assurances. At the reasonable request of Agent at any time and from time to time, Borrower shall, and shall cause Parent and each Restricted Subsidiary to, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Agent, Agent and Lenders may, at Agent's option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied.

         9.25 Deposit Accounts. Borrower shall establish and maintain the Restricted Wachovia Account.

SECTION 10.       EVENTS OF DEFAULT AND REMEDIES

         10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

                  (a) Borrower or any Obligor fails (i) to pay when due any of the Obligations within two (2) Business Days of the due date thereof or (ii) fails to perform any of the terms, covenants, conditions or provisions contained in Sections 9.4, 9.6, 9.7, 9.8, 9.9, 9.10, 9.11, 9.13, 9.17, 9.18 and 9.19 of
this Agreement and such failure shall continue for fifteen (15) days following a written notice thereof from Agent or (iii) fails to perform any of the other terms, covenants, conditions, or provisions contained in this Agreement or any of the other Financing Agreements and such failure shall continue for thirty
(30) days following a written notice thereof from Agent;

                  (b) any representation, warranty or statement of fact made by Borrower to Agent or any Lender in this Agreement, the other Financing Agreements or any other agreement or executed certificate shall when made or deemed made be false or misleading in any material respect;

                  (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent or any Lender;

                  (d) any judgment for the payment of money is rendered against Borrower or any Obligor (i) in any time a Trigger Event Exists, in excess of $1,000,000 in any one case or in excess of $5,000,000 in the aggregate or (ii) at all other times, in excess of $3,000,000 in any one case or in excess of $10,000,000 in the aggregate (in either case, to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor that results in a material adverse change in the assets, business or prospects of Borrower individually or Parent, Borrower and the Restricted Subsidiaries, taken as a whole, to perform their respective obligations under any Collateral Agreement to which any of them is a party or of Agent to enforce the Obligations or realize upon any portion of the Collateral used in the Borrowing Base or any material portion of any other Collateral;

                  (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business unless such action is in connection with a transaction permitted hereunder;

                  (f) Borrower or any Obligor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer (except for bulk sale notices in connection with transactions permitted hereunder) or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

                  (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

                  (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property; or

                  (i) any default by Borrower or any Obligor in respect any Indebtedness (other than Indebtedness owing to Agent or any Lender), in any case in an amount in excess of $10,000,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Obligor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto;

                  (j) any material provision hereof or of any of the other Collateral Agreements (to the extent Agent, any Lender, Borrower or any Obligor, or any combination thereof, are the only parties to such Financing Agreements) shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent or any Lender) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Collateral Agreements (to the extent Agent, any Lender, Borrower or any Obligor, or any combination thereof, are the only parties to such Collateral Agreements) has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

                  (k) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of Borrower in an aggregate amount in excess of $10,000,000;

                  (l) any Change of Control;

                  (m) the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of Borrower or any Obligor of which Borrower, any Obligor or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of
(i) any of the Collateral having a value in excess of $10,000,000 or (ii) any other property of Borrower which is necessary or material to the conduct of its business;

                  (n) there shall be a material adverse change in the business, assets, operations or prospects of Borrower individually, or Parent, Borrower and the Restricted Subsidiaries, taken as a whole, after the date hereof; or

                  (o) there shall be an event of default under any of the other Collateral Agreements (to the extent Agent, any Lender, Borrower or any Obligor, or any combination thereof, are the only parties to such Collateral Agreement) and such default shall continue beyond any applicable cure period.

         10.2     Remedies.

                  (a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower or of this Agreement or any of the other Financing Agreements. Agent may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to any Obligor or any of the Collateral.

                  (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion and, without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Agent for itself and for the ratable benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral,
(iii) require Borrower, at Borrower's expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower to the extent permitted by applicable law and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Agent's request, Borrower will either, as Agent shall specify, furnish cash collateral to the issuer to be used to secure and fund Agent's reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent for the Letter of Credit Accommodations. Such cash collateral shall be in the amount equal to one hundred percent (110%) of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the expiration of such Letter of Credit Accommodations.

                  (c) Agent may, at any time or times that an Event of Default exists or has occurred and is continuing, enforce Borrower's or any Restricted Subsidiary's rights against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Agent may at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all account debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent,
(ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations,
(iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and neither Agent nor any Lender shall be liable for Agent's failure to collect or enforce the payment thereof nor for the negligence of its agents or of its attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Agent's request, all invoices and statements


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sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrower shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Agent's request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent's instructions, and not issue any credits, discounts or allowances with respect thereto without Agent's prior written consent.

                  (d) To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), Borrower acknowledges and agrees that it is not commercially unreasonable for Agent and Lenders (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as Borrower for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties,
(xi) to purchase insurance or credit enhancements to insure Agent and Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or
(xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent's exercise of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to Borrower or to impose any duties on Agent or any Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.


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                  (e)      For the purpose of enabling Agent to exercise the
rights and remedies hereunder, Borrower hereby grants, and shall cause each Restricted Subsidiary to grant, to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Person) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by such Person, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Agent agrees not to exercise its rights under this Section until the occurrence and during the continuance of an Event of Default.

                  (f) Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in the order set forth in Section 6.4(a) hereof, whether or not then due. Borrower shall remain liable to Agent for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

                  (g) Without limiting the foregoing, upon the occurrence of a Default or Event of Default, Agent may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Agent to Borrower.

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

         11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

                  (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (other than the Mortgages to the extent provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois (without giving effect to principles of conflicts of law).

                  (b) Borrower, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the state courts located in Cook County, City of Chicago, Illinois and the United States District Court for the Northern District of Illinois, whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard



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only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

                  (c) To the extent permitted by law, Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Agent against Borrower for the amount of the claim and other relief requested.

                  (d) BORROWER, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) Agent and Lenders shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct of Agent or such Lender. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Except as prohibited by law, Borrower waives any right which it may have to claim or recover in any litigation with Agent or Lenders any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Borrower: (i) certifies that neither Agent nor Lenders nor any representative or attorney acting for or on behalf of Agent or Lenders have represented, expressly or otherwise, that Agent or Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges

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that in entering into this Agreement and the other Financing Agreements, Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

         11.2 Waiver of Notices. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Agent or any Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

         11.3  Amendments and Waivers.

                  (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Financing Agreement, or any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrower, and by Required Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Required Lenders.

                  (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that (i) increases the percentage advance rates set forth in the definition of "Borrowing Base", makes less restrictive the nondiscretionary criteria for exclusion from "Eligible Accounts" and "Eligible Inventory" set forth in the definitions of such terms, or (ii) amends Section 12.8 hereof shall be effective unless the same shall be in writing and signed by Agent, Required Lenders and Borrower. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 4.2 to the making of any Revolving Loan or the incurrence of any Letter of Credit Accommodation shall be effective unless the same shall be in writing and signed by Agent, Required Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Event of Default shall be effective for purposes of the conditions precedent to the making of Revolving Loans or the incurrence of Letter of Credit Accommodations set forth in Section 4.2 unless the same shall be in writing and signed by Agent, Required Lenders and Borrower.


                  (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender's Commitment over the amount then in effect; (ii) reduce the principal of, rate of interest on or fees payable with respect to any Loan or Letter of Credit Accommodations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or fees as to any affected Lender; (v) release any Obligor except as otherwise permitted herein (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal

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amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; (vii) amend or waive this Section 11.3 or the definition of the term "Required Lenders", insofar as such definition affects the substance of this Section 11.3; or (viii) permit the assignment or transfer by Borrower of any of its right and obligations hereunder (which action shall be deemed to directly affect all Lenders).

                  (d) No amendment, modification, termination or waiver shall, unless otherwise permitted by this Agreement or unless consented to in writing and signed by Agent and the group of Lenders directly affected thereby as set forth in this Section 11.3(d), release, or permit Borrower or any Obligor to sell or otherwise dispose of, any (i) Eligible Accounts or Eligible Inventory unless the Required Lenders have provided their written consent or (ii) any other Collateral unless the Required Lenders have provided their written consent.

                  (e) Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

                  (f) The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section.

                  (g)      Notwithstanding anything to the contrary contained in
Section 11.3(a) above, in the event that Borrower requests that this Agreement or any other Financing Agreements be amended or otherwise modified in a manner which would require the unanimous consent of all Lenders and such amendment or other modification is agreed to by the Required Lenders, then, with the consent of Borrower, Agent and the Required Lenders may amend this Agreement without the consent of the Lenders that did not agree to such amendment or other modification (collectively, the "Minority Lenders") so long as such parties provide for (i) the termination of the Commitment of each of the Minority Lenders and subject to the restrictions in Section 13.6(a), the addition to this Agreement of one or more other Lenders, or an increase in the Commitment of one or more of the Required Lenders, so that the Commitments, after giving effect to such amendment, shall be in the same aggregate amount as the Commitments immediately before giving effect to such amendment, (ii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new Lenders or Required Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (iii) the payment of all interest, fees and other Obligations payable or accrued in favor of the Minority Lenders and such other modifications to this Agreement as Agent, Borrower and the Required Lenders may determine to be appropriate.

         11.4 Waiver of Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any


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action or proceeding with respect to this Agreement, the Obligations, the
Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 Indemnification. Borrower shall indemnify and hold Agent and each Lender, and their respective directors, agents, employees and counsel (the "Indemnified Parties"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Borrower shall not have any obligation under this Section 11.5 to indemnify any Indemnified Party with respect to any matter covered hereby resulting from the gross negligence or willful misconduct of such Indemnified Party. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12        THE AGENT

         12.1 Appointment, Powers and Immunities. Each Lender irrevocably designates, appoints and authorizes Congress to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Agent; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by Borrower or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof

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
pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.


         12.2 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.


         12.3  Events of Default.

                  (a) Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until Agent has received written notice from a Lender, or Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition". In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, Agent may, but shall have no obligation to, continue to make Revolving Loans and issue or cause to be issued Letter of Credit Accommodations for the ratable account and risk of Revolving Lenders from time to time if Agent believes making such Revolving Loans or issuing or causing to be issued such Letter of Credit Accommodations is in the best interests of Lenders.

                  (b) Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations or other Obligations, as against Borrower or any Obligor or any of the Collateral or other property of Borrower or any Obligor.

         12.4 Congress in its Individual Capacity. With respect to any Commitment it may make and any Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Agent), if and to the extent that Congress shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Congress in its individual capacity as

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

Lender hereunder. Congress (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and Congress and its Affiliates may accept fees and other consideration from Borrower and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         12.5 Indemnification. Lenders agree to indemnify Agent and Documentation Agent (to the extent not reimbursed by Borrower hereunder and without limiting any obligations of Borrower hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent or Documentation Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent and Documentation Agent are obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction.

         12.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower or any Obligor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from Borrower or any Obligor which is required to be provided to Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of Borrower or any Obligor that may come into the possession of Agent.

         12.7 Failure to Act. Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or


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refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         12.8 Additional Loans. Agent shall not make any Revolving Loans or provide any Letter of Credit Accommodations to Borrower on behalf of Lenders intentionally and with actual knowledge that such Revolving Loans or Letter of Credit Accommodations would cause the aggregate amount of the total outstanding Revolving Loans and Letter of Credit Accommodations to Borrower to exceed the Borrowing Base of Borrower, without the prior consent of all Revolving Lenders, except, that, Agent may make such additional Revolving Loans or provide such additional Letter of Credit Accommodations on behalf of Revolving Lenders, intentionally and with actual knowledge that such Loans or Letter of Credit Accommodations will cause the total outstanding Revolving Loans and Letter of Credit Accommodations to Borrower to exceed the Borrowing Base, as Agent may deem necessary or advisable in its discretion, provided, that: (a) the total principal amount of the additional Revolving Loans or additional Letter of Credit Accommodations to Borrower which Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Revolving Loans equal or exceed the Borrowing Base shall not exceed the amount equal to $7,500,000 outstanding at any time less the then outstanding amount of any Special Agent Advances and shall not cause the total principal amount of the Revolving Loans and Letter of Credit Accommodations to exceed the Revolving Loan Limit and (b) without the consent of all Revolving Lenders, Agent shall not make any such additional Revolving Loans or Letter of Credit Accommodations more than sixty (60) days from the date of the first such additional Revolving Loans or Letter of Credit Accommodations. Each Revolving Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Revolving Loans or Letter of Credit Accommodations provided that Agent is acting in accordance with the terms of this Section 12.8.

         12.9 Concerning the Collateral and the Related Financing Agreements. Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements. Each Lender agrees that any action taken by Agent, Required Lenders, or all Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or any category of Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         12.10 Field Audit, Examination Reports and other Information; Disclaimer by Lenders. By signing this Agreement, each Lender:

                  (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and a weekly report with respect to the Borrowing Base prepared by Agent (each field audit or examination report and weekly report with respect to the Borrowing Base being referred to herein as a "Report" and collectively, "Reports") and Borrower hereby consents to the distribution of such Reports;

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
                  (b) expressly agrees and acknowledges that Agent (A) does not make any representation or warranty as to the accuracy of any Report, or (B) shall not be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrower and the Restricted Subsidiaries and will rely significantly upon Borrower's and the Restricted Subsidiaries' books and records, as well as on representations of Borrower's and the Restricted Subsidiaries' personnel; and

                  (d) agrees to keep all Reports confidential and strictly for its internal use and not to distribute or use any Report in any other manner.

         12.11  Collateral Matters.

                  (a) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Revolving Loans and Letter of Credit Accommodations hereunder, make such disbursements and advances ("Special Agent Advances") which Agent, in its sole discretion, deems necessary or desirable either (i) to preserve or protect the Collateral or any portion thereof (provided that in no event shall Special Agent Advances for such purpose exceed the amount equal to $7,500,000 in the aggregate outstanding at any time less the then outstanding Revolving Loans under Section 12.8 hereof) or (ii) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of costs, fees and expenses and payments to any issuer of Letter of Credit Accommodations. Special Agent Advances shall be repayable on demand and be secured by the Collateral. Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Agent shall notify each Lender and Borrower in writing of each such Special Agent Advance, which notice shall include a description of the purpose of such Special Agent Advance. Without limitation of its obligations pursuant to Section 6.9, each Lender agrees that it shall make available to Agent, upon Agent's demand, in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Lender, Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.

                  (b) Lenders hereby irrevocably authorize Agent, to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which Borrower or any Obligor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) if approved, authorized or ratified in writing by the applicable Lenders pursuant to Section 11.3(d) hereof. Except s provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all the applicable Lenders pursuant to Section 11.3(d) hereof.

                  (c) Without any manner limiting Agent's authority to act without any specific or further authorization or consent by the Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section and in Section 11.3(d) hereof. Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above and in Section 11.3(d) hereof; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of Borrower or any Obligor in respect of) the Collateral retained by Borrower or such Obligor.


                  (d) Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by Borrower or any Obligor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of Credit Accommodations hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

         12.12 Agency for Perfection. Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

         12.13 Successor Agent. Agent may resign at any time by giving not less than 30 days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $250,000,000. If no successor Agent has been appointed pursuant to the foregoing, within 30 days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Required Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Required Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Financing Agreements, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Financing Agreements.

         12.14 Documentation Agent. Wachovia Bank, National Association as Documentation Agent shall not have any rights, powers, duties or responsibilities hereunder or under any other Financing Agreement in its capacity as Documentation Agent, and no implied rights, powers, duties or responsibilities shall be read into this Agreement or any other Financing Agreement or otherwise exist on behalf of or against Wachovia Bank, National Association in its capacity as Documentation Agent.

SECTION 13.  TERM OF AGREEMENT; MISCELLANEOUS

         13.1   Term.

                  (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on January 17, 2006 (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Agent or the Required Lenders or Borrower may terminate this Agreement and the other Financing Agreements effective on the

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
Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. In addition, Borrower may terminate this Agreement at any time upon ten (10) days prior written notice to Agent (which notice shall be irrevocable) and Agent or Required Lenders may terminate this Agreement at any time on or after an Event of Default. Upon the effective date of termination or non-renewal of this Agreement, Borrower shall pay to Agent, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Agent (or at Agent's option, a letter of credit issued for the account of Borrower and at Borrower's expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure (or reimburse) Agent from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Agent, as Agent may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Agent are received in such bank account later than 12:00 noon, Chicago time.

                  (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent's continuing security interest in the Collateral and the rights and remedies of Agent and the Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, Borrower waives any rights which it may have under the UCC to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement is terminated in accordance with its terms and all of the Obligations are paid and satisfied in full in immediately available funds.

                  (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation Agent's and Lender's lost profits as a result thereof, Borrower agrees to pay to Agent for itself and the ratable benefit of Lenders, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:


                                           Amount                                      Period

                    (i)     One half of one percent (0.5%) of     From the date hereof to and including the first
                            the Maximum Credit                    anniversary of the date hereof


                   (ii)     One quarter of one percent (0.25%)    From the first anniversary of the date hereof to
                            of the Maximum Credit                 and including the second anniversary of the date
                                                                  hereof

                  (iii)     Zero percent (0%) of the Maximum      From the second anniversary of the date hereof
                            Credit                                to and including the third anniversary or if the
                                                                  term of this Agreement is extended, at any time
                                                                  prior to the end of the then current term.

         Such early termination fee shall be presumed to be the amount of damages sustained by Agent and Lenders as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Agent and Lenders shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Agent and Lenders do not exercise their right to terminate this Agreement, but elects, at their option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section
12.1 shall be deemed included in the Obligations.


                  (d)  Notwithstanding anything to the contrary contained in
Section 13.1(c) above, in the event of the termination of this Agreement by Borrower and the full and final repayment of all of the Obligations and the receipt by Agent and Lenders of cash collateral to secure the Letter of Credit Accommodations, in each case from the proceeds of initial loans and advances to Borrower pursuant to a revolving credit facility where the Reference Bank or any of its Affiliates serves as agent or sole lender to Borrower to replace the financing arrangements, Borrower shall not be required to pay the early termination fee provided for in Section 13.1(c) above.

         13.2  Interpretative Provisions.

                  (a)   All terms used herein which are defined in Article 1 or
Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

                  (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

                  (c) All references to Borrower, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

                  (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (e) The word "including" when used in this Agreement shall mean "including, without limitation".

                  (f) All references to the term "good faith" used herein when applicable to Agent shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned and the observance of reasonable commercial standards for fair dealing as practiced within the commercial finance industry. Borrower shall have the burden of proving any lack of good faith on the part of Agent alleged by Borrower at any time.

                  (g) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent.

                  (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrower most recently received by Agent prior to the date hereof.

                  (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

                  (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

                  (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent's or any Lender's involvement in their preparation.

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
         13.3 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

    If to Borrower:                    Champion Home Builders Co.
                                       2701 Cambridge Court, Suite 300
                                       Auburn Hills, MI  48326
                                       Attention:  Walter R. Young, Jr.
                                       Telephone No.:  (248) 340-0880
                                       Telecopy No.:  (248) 340-9345

    with a copy to:                    Dykema Gossett
                                       39577 Woodward Avenue, Suite 300
                                       Bloomfield Hills, MI  48304
                                       Attention:  D. Richard McDonald
                                       Telephone No.:  (248) 203-0700
                                       Telecopy No.:  (248) 203-0763

    If to Agent:                       Congress Financial Corporation (Central)
                                       150 S. Wacker Drive
                                       Chicago, Illinois  60606
                                       Attention:  Steve Linderman
                                       Telephone No.:  (312) 332-0420
                                       Telecopy No.:  (312) 332-0424


    with a copy to:                    Latham & Watkins
                                       Sears Tower, Suite 5800
                                       233 South Wacker Drive
                                       Chicago, IL  60606
                                       Attention:  Donald L. Schwartz
                                       Telephone No.:  (312) 876-7631
                                       Telecopy No.:  (312) 993-9767


         13.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         13.5 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any such purported assignment without the prior written consent shall be void. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in
Section 13.6 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrower, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

         13.6  Assignments; Participations.

                  (a) Each Lender may (i) assign all or a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitments, the Loans owing to it and its rights and obligations as a Lender with respect to Letters of Credit Accommodations) and the other Financing Agreements to (A) its parent company and/or any Affiliate of such Lender which is at least fifty percent (50%) owned by such Lender or its parent company or (B) one or more Lenders or (C) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor or (ii) assign all or a portion of its rights and obligations under this Agreement to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (A) such assignment represents no less than the lesser of ten percent (10%) of the Revolving Loan Limit or $7,500,000, (B) the consent of Agent shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (ii) above, (C) if such Eligible Transferee is not a bank, Agent shall receive a representation in writing by such Eligible Transferee that either (1) no part of its acquisition of its Loans is made out of assets of any employee benefit plan, or (2) after consultation, in good faith, with Borrower and provision by Borrower of such information as may be reasonably requested by such Eligible Transferee, the acquisition and holding of such Commitments and Loans does not constitute a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, or (3) such assignment is an "insurance company general account," as such term is defined in the Department of Labor Prohibited Transaction Class Exemption 95.60 (issued July 12, 1995) ("PTCE 95-60), and, as of the date of the assignment, there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such "employee benefit plan" and all other "employee benefit plans" maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTCE 95-60) exceeds ten (10%) percent of the total reserves and liabilities of such general account (as determined under PTCE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of such Eligible Transferee and (D) such transfer or assignment will not be effective until recorded by Agent on the Register. As used in this Section, the term "employee benefit plan" shall have the meaning assigned to it in Title I of ERISA and shall also include a "plan" as defined in
Section 4975(e)(1) of the Code.

                  (b) Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the "Register"). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, any Obligor, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Accommodations) of a Lender hereunder and thereunder and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement. In the event that any Lender assigns or otherwise transfers all or any part of the Obligations, Agent shall so notify Borrower and Borrower shall, upon the request of Agent, execute new promissory notes in exchange for the promissory notes of such assigning Lender, if any.

                  (d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any Obligor or any of their Subsidiaries or the performance or observance by Borrower or any Obligor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning

Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning Borrower or any Obligor in the possession of Agent or any Lender from time to time to assignees and Participants.

                  (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Accommodations, without the consent of Agent or the other Lenders); provided, that, (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrower, and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Agreements, (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant's rights against such Lender in respect of such participation (including rights in connection with increased costs pursuant to Section 3.3 hereof) to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by Borrower or any Obligor hereunder shall be determined as if such Lender had not sold such participation; provided, that Borrower shall not be required to reimburse any Participant pursuant to the increased cost provisions of Section
3.3 in any amount which exceeds the amount that would have been payable under such provisions to such Lender had such Lender not sold such participation, and
(iv) if such Participant is not a bank, represent that either (A) no part of its acquisition of its participation is made out of assets of any employee benefit plan, or (B) after consultation, in good faith, with Borrower and provision by Borrower of such information as may be reasonably requested by the Participant, the acquisition and holding of such participation does not constitute a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, or (C) such participation is an "insurance company general account, " as such term is defined in the "PTCE 95-60", and, as of the date of the transfer there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such "employee benefit plan" and all other "employee benefit plans" maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTCE 95-60) exceeds ten percent (10%) of the total reserves and liabilities of such general account (as determined under PTCE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the Participant. As used in this Section, the term "employee benefit plan" shall have the meaning assigned to it in Title I of ERISA and shall also include a "plan" as defined in Section 4975(e)(1) of the Code.

                  (f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

                  (g) Borrower shall, and shall cause each of its Subsidiaries to, assist Agent or any Lender permitted to sell assignments or participations under this Section 13.6 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Borrower shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrower and its Subsidiaries and their affairs provided, prepared or reviewed by Borrower that are contained in any selling materials and all other information provided by it and included in such materials.

                  (h) Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

         13.7 Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

         IN WITNESS WHEREOF, Agent, Lenders and Borrower have caused these presents to be duly executed as of the day and year first above written.




                                          BORROWER

                                          CHAMPION HOME BUILDERS CO.


                                          By:
                                              -------------------------------
                                              John J. Collin, Jr., Secretary

                                          Address:
                                          -------
                                              Chief Executive Office
                                              2701 Cambridge Court, Suite 300
                                              Auburn Hills, Michigan 48326

                                          AGENT

                                          CONGRESS FINANCIAL CORPORATION
                                          (CENTRAL), as Agent and as a Lender

                                          By:
                                              -------------------------------
                                              David C. Quon.
                                              Senior Vice President

                                          Address:
                                          -------
                                               150 South Wacker Drive
                                               Chicago, IL  60606






              [Signature Page to the Loan and Security Agreement]

DOCUMENTATION AGENT


WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation
Agent

By:
       ------------------------------------------------

Title:
          ---------------------------------------------

Address:
-------


-------------------------------------------------------

-------------------------------------------------------





              [Signature Page to the Loan and Security Agreement]